FORM 8-K
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported):  May 24, 1996


                      DATAFLEX CORPORATION
     (Exact name of registrant as specified in its charter)



  New Jersey                0-15551              22-2163376

(State or other          (Commission          (IRS Employer
jurisdiction of          File Number)         Identification No.)
incorporation)



 3920 Park Avenue, Edison, New Jersey              08820
(Address of principal executive office)         (Zip Code)



Registrant's telephone number, including area code:(908) 321-1100



                            N/A
  (Former name or former address, if changed since last report)







                        Page 1 of   pages




Item 1.   Changes in Control of Registrant

          Not Applicable

Item 2.   Acquisition or Disposal of Assets

          Pursuant to an Asset Purchase Agreement dated May 24,
          1996, by and among Vanstar Corporation, VST West, Inc.,
          Dataflex Corporation and Dataflex Southwest Corporation, the Company sold certain of its assets and transferred certain of its liabilities relating to its business operations, primarily located in the states of California and Arizona ("Western Region"). These operations generally involve the sale of goods and services relating to personal computers, including hardware, operating systems and software. The closing occurred on May 24, 1996. The purchase price for the assets was $10,000,000 plus the Tangible Net Worth of the Business as of May 31, 1996.
          The Company received an initial payment of $36,901,750 representing the Tangible Net Worth as of March 31, 1996 plus $5,000,000. The Asset Purchase Agreement provides that the remaining unpaid portion of the purchase price will be paid in cash as soon as practible following the completion of an audit of the assets sold and liabilities transferred, and certain other conditions as defined in the Asset Purchase Agreement, as of May 31, 1996.

Item 3.   Bankruptcy or Receivership

          Not Applicable

Item 4.   Changes in Registrant's Certifying Accountant

          Not Applicable

Item 5.   Other Events

          Not Applicable

Item 6.   Resignation of Registrant's Directors

          Not Applicable.

Item 7.   Financial Statements and Exhibits

          (a)  Financial statements of business acquired.

               Not Applicable

          (b)  Pro forma financial information

               Unaudited pro-forma consolidated balance sheet of Dataflex as of December 31, 1995 reflecting the disposition of the Western Region as if the transaction had occurred as of December 31, 1995. Unaudited pro-forma consolidated statements of operations for the nine months ended December 31, 1995 and for the year ended March 31, 1995 as if the transaction had occurred at the beginning of the periods indicated.

          (c)  Exhibits

               -  Purchase Agreement dated May 24, 1996


Item 8.   Change in Fiscal Year.

          Not Applicable.





                            SIGNATURE




          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DATAFLEX CORPORATION



                                BY: /s/ Richard C. Rose
                                   _________________________
                                   RICHARD C. ROSE, Chairman




Dated:  June 10, 1996

                           DATAFLEX CORPORATION

                   PRO-FORMA CONSOLIDATED BALANCE SHEET

                           DECEMBER 31, 1995

                               Unaudited
                              (Thousands)

                                            Pro-forma
                               Historical  Adjustments  Pro-forma
Assets
  Current Assets
    Cash and cash equivalents  $     949    $     468    $    481
    Accounts receivable, net      76,625       21,543      55,082
    Inventory                     57,880        6,033      51,847
    Deferred tax asset               557           -          557
    Other current assets          11,110        3,870       7,240
                                ________     ________     _______
      Total current assets       147,121       31,914     115,207
  Property and equipment, net     12,767        2,355      10,412
  Other assets                       882          -           879
  Goodwill                        32,529        9,073      23,456
                                ________     ________     _______
Total Assets                    $193,299    $  43,345    $149,954
                                ________     ________     _______
                                ________     ________     _______

Liabilities and Shareholders' Equity
  Current Liabilities
    Current portion of
    long-term debt              $  7,826    $      47    $  7,779
    Accounts payable              56,321        6,599      49,722
    Accrued expenses and
    other payable                  9,392        2,862       6,530
                                ________     ________     _______
      Total current liabilities   73,539        9,508      64,031
  Long-term debt                  79,980       32,078      47,902
  Deferred tax liability             678                      678
  Other long-term liabilities        536          210         326
                                ________     ________     _______
      Total Liabilities          154,733       41,796     112,937
                                ________     ________     _______
  Commitments and contingencies
  Stockholders' Equity:
    Common stock                  22,944           -       22,944
    Loans receivable                (413)          -        (413)
    Retained earnings             16,630         1,549     15,081
    Treasury stock                  (595)          -        (595)
                                 ________     ________     ______
      Total Shareholders' Equity  38,566         1,549     37,017
                                 ________     ________     ______
Total Liabilities and
Shareholders' Equity            $193,299     $  43,345   $149,954
                                 ________     ________     ______
                                 ________     ________     ______

The accompanying notes are an integral part of these pro forma consolidated financial statements.

                            DATAFLEX CORPORATION

               PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                 FOR THE NINE MONTHS ENDED DECEMBER 31, 1995

                                 Unaudited
              (Amounts in thousands, except per share amounts)

                                        Pro-forma
                            Historical  Adjustments   Pro-forma
Revenue                     $340,804    $  105,264    $235,540

Cost of revenue              302,462        94,622     207,840
                            ________     _________    ________

Gross profit                  38,342        10,642      27,700

Selling, general and
 administrative expense       30,632         8,470      22,162
Amortization of goodwill         933           299         634
                             ________     ________     ________

Operating income               6,777         1,873       4,904

Interest expense, net          5,716         2,200       3,516
                             ________     ________     ________

Income (loss) before
  income taxes                 1,061          (327)      1,388

Provision for (benefit
  from) income taxes             456          (134)        590
                              ________     ________      ________

Net income (loss)          $     605       $  (193)    $   798
                              ________     ________      ________
                              ________     ________      ________

Income per share           $    0.11                   $    0.15
                              ________                   ________
                              ________                   ________

The accompanying notes are an integral part of these pro forma consolidated financial statements.

                             DATAFLEX CORPORATION

                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE TWELVE MONTHS ENDED MARCH 31, 1995

                                 Unaudited
                 (Amounts in thousands, except per share amounts)

                                         Pro-forma
                            Historical   Adjustments   Pro-forma
Revenue                     $273,851      $  98,815     $175,036

Cost of revenue              242,564         87,432      155,132
                             _______      _________     ________

Gross profit                  31,287         11,383       19,904

Selling, general and
 administrative expense       24,259          9,188       15,071
Amortization of goodwill         594            333          261
                             _______       ________      _______

Operating income               6,434          1,862        4,572

Interest expense, net          2,677          1,978          699

Income (loss) before
  income taxes                 3,757           (116)       3,873

Provision for (benefit from)
  income taxes                 1,618            (48)       1,666
                              _______       ________     ________

Net income (loss)           $  2,139       $    (68)     $  2,207
                              _______       ________     ________
                              _______       ________     ________

Income per share           $    0.45                     $   0.47
                              _______       ________     ________
                              _______       ________     ________

The accompanying notes are an integral part of these pro forma consolidated financial statements.

                       Dataflex Corporation
                 Notes to Unaudited Consolidated
             Condensed Pro Forma Financial Statements

1. As described in Item 2, on May 24, 1996, Dataflex completed the sale of certain of its business operations located primarily in California and Arizona (the "Western Region").

      Dataflex's historical financial results have been restated on a pro forma basis to reflect these transactions. These pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Dataflex. Additionally, the pro forma consolidated financial statements are not necessarily indicative of the actual results that would have been achieved had the transaction occurred on those dates, nor are they necessarily indicative of future results.

2. All summary consolidated balance sheet pro-forma adjustments assume the transaction giving rise to the adjustments was consummated on the balance sheet date. The pro forma balance sheet adjustments give effect for the disposition of substantially all tangible assets and certain liabilities of the Western Region. Dataflex currently estimates that any subsequent adjustment to the sale price of the Western Region will not be material and the pro forma financial statements do not reflect any subsequent increase or decrease to the sale price.

     Net proceeds from the sale of the Western Region have been reflected as a reduction of debt.

3. All summary consolidated statement of operations pro-forma adjustments assume the transaction giving rise to the adjustments was consummated immediately prior to the first day of the period presented; accordingly, the loss from the transaction is not reflected in the consolidated statement of operations for the period presented. Dataflex currently estimates that any subsequent adjustment to the sale price of the Western Region will not be material and the pro forma financial statements do not reflect any subsequent increase or decrease to the sale price.

     The pro forma consolidated statement of operations gives effect for the following unaudited pro forma adjustments:
     (i) Elimination of the results of operations associated with the Western Operations for the periods presented.
     (ii) Elimination of interest expense based on the assumed reduction in debt.
     (iii) Calculation of the pro-forma tax provision using the statutory rates for the periods presented in accordance with generally accepted accounting principles.

                            EXHIBIT A
                    ASSET PURCHASE AGREEMENT

                          by and among

                      VANSTAR CORPORATION,
                         VST WEST, INC.

                               and

                      DATAFLEX CORPORATION,
                 DATAFLEX SOUTHWEST CORPORATION


                              Dated

                          MAY 24, 1996

                        TABLE OF CONTENTS


                                                             Page



ARTICLE I    SALE AND PURCHASE OF THE ASSETS; DEFINITIONS.
   1.1  Assets . . . . . . . . . . . . . . . . . . . . . . .    1
   1.2  Excluded Assets. . . . . . . . . . . . . . . . . . .    3
   1.3  Definition of Certain Terms. . . . . . . . . . . . .    3

ARTICLE II   THE CLOSING . . . . . . . . . . . . . . . . . .   13
   2.1  Place and Date . . . . . . . . . . . . . . . . . . .   13
   2.2  Purchase Price . . . . . . . . . . . . . . . . . . .   13
        2.2.1  Closing Date Payment. . . . . . . . . . . . . . 13
        2.2.2  Certain Additional Potential Payments . . . . . 13
        2.2.3  Payment to IBM Credit . . . . . . . . . . . . . 13
   2.3  Designation of Inventory Components. . . . . . . . .   13
   2.4  Valuation of Asset Components. . . . . . . . . . . .   14
   2.5  Effect of Valuations, Return of Certain Assets . . .   14
   2.6  Escrow Agreement . . . . . . . . . . . . . . . . . .   18
   2.7  Arrangements Related to the Indemnity Basket . . . .   19
   2.8  Allocation of Purchase Price . . . . . . . . . . . .   19
   2.9  Assumption of Liabilities. . . . . . . . . . . . . .   19
   2.10 Excluded Liabilities . . . . . . . . . . . . . . . .   20
   2.11 Consent of Third Parties . . . . . . . . . . . . . .   20
   2.12 Intellectual Property Licenses . . . . . . . . . . .   21


ARTICLE III   REPRESENTATIONS AND WARRANTIES . . . . . . . .   22
   3.1  Representations and Warranties of Sellers. . . . . .   22
        3.1.1  Authorization, etc. . . . . . . . . . . . . .   22
        3.1.2  Corporate Status. . . . . . . . . . . . . . . . 22
        3.1.3  No Conflicts, etc.. . . . . . . . . . . . . . . 23
        3.1.4  Financial Statements. . . . . . . . . . . . . . 23
        3.1.5  Absence of Undisclosed Liabilities. . . . . . . 23
        3.1.6  Taxes . . . . . . . . . . . . . . . . . . . . . 24
        3.1.7  Absence of Changes. . . . . . . . . . . . . . . 25
        3.1.8  Litigation. . . . . . . . . . . . . . . . . . . 27
        3.1.9  Compliance with Laws; Governmental
               Approvals and Consents; Governmental Contracts. 28
        3.1.10 Operation of the Business . . . . . . . . . .   28
        3.1.11 Assets. . . . . . . . . . . . . . . . . . . .   28
        3.1.12 Contracts . . . . . . . . . . . . . . . . . .   29
        3.1.13 Territorial Restrictions. . . . . . . . . . .   31
        3.1.14 Inventories . . . . . . . . . . . . . . . . .   31
        3.1.15 Customers . . . . . . . . . . . . . . . . . .   32
        3.1.16 Suppliers.  . . . . . . . . . . . . . . . . .   32
        3.1.17 Product Warranties. . . . . . . . . . . . . .   32
        3.1.18 Absence of Certain Business Practices . . . .   33
        3.1.19 Intellectual Property . . . . . . . . . . . .   33
        3.1.20 Insurance . . . . . . . . . . . . . . . . . .   35
        3.1.21 Real Property . . . . . . . . . . . . . . . .   35
        3.1.22 Environmental Matters . . . . . . . . . . . .   35
        3.1.23 Employees, Labor Matters, etc . . . . . . . .   36
        3.1.24 Employee Benefit Plans. . . . . . . . . . . .   37
        3.1.25 Confidentiality . . . . . . . . . . . . . . .   37
        3.1.26 No Guarantees . . . . . . . . . . . . . . . .   37
        3.1.27 Records . . . . . . . . . . . . . . . . . . .   37
        3.1.28 Brokers, Finders, etc . . . . . . . . . . . .   37
        3.1.29 Disclosure. . . . . . . . . . . . . . . . . .   38
        3.1.30 Receivables . . . . . . . . . . . . . . . . .   38
        3.1.31 Backlog . . . . . . . . . . . . . . . . . . .   38
        3.1.32 Liabilities to Affiliates . . . . . . . . . .   38
        3.1.33 Excluded Businesses . . . . . . . . . . . . .   39
   3.2  Representations and Warranties of Vanstar and Buyer.   39
        3.2.1  Corporate Status; Authorization, etc. . . . . . 39
        3.2.2  No Conflicts, etc . . . . . . . . . . . . . . . 39
        3.2.3  Litigation. . . . . . . . . . . . . . . . . . . 39
        3.2.4  Brokers, Finders, etc . . . . . . . . . . . . . 40

ARTICLE IV   COVENANTS . . . . . . . . . . . . . . . . . . .   40
   4.1  Covenants of Sellers . . . . . . . . . . . . . . . .   40
        4.1.1  Conduct of Business . . . . . . . . . . . . . . 40
        4.1.2  No Solicitation . . . . . . . . . . . . . . . . 41
        4.1.3  Access and Information. . . . . . . . . . . . . 41
        4.1.4  Public Announcements. . . . . . . . . . . . . . 42
        4.1.5  Further Actions . . . . . . . . . . . . . . . . 42
        4.1.6  Further Assurances. . . . . . . . . . . . . . . 42
        4.1.7  Liability for Transfer Taxes. . . . . . . . . . 43
        4.1.8  Certificates of Tax Authorities . . . . . . . . 43
   4.2  Covenants of Vanstar and Buyer . . . . . . . . . . .   43
        4.2.1  Public Announcements. . . . . . . . . . . . . . 43
        4.2.2  Further Actions . . . . . . . . . . . . . . . . 44
        4.2.3  Conduct of the Business . . . . . . . . . . . . 45
        4.2.4  Further Assurances. . . . . . . . . . . . . . . 45
        4.2.5  Sellers' Records. . . . . . . . . . . . . . . . 45
        4.2.6  Performance by Buyer. . . . . . . . . . . . . . 46
   4.3  Use of Business Names by Buyer . . . . . . . . . . .   46

ARTICLE V      CONDITIONS PRECEDENT. . . . . . . . . . . . . . 46
   5.1  Conditions to Obligations of Each Party. . . . . . .   46
        5.1.1  HSR Act Notification. . . . . . . . . . . . . . 46
        5.1.2  No Injunction, etc. . . . . . . . . . . . . . . 46
   5.2  Conditions to Obligations of Buyer . . . . . . . . .   47
        5.2.1  Representations, Performance. . . . . . . . . . 47
        5.2.2  Financing . . . . . . . . . . . . . . . . . . . 47
        5.2.3  Consents. . . . . . . . . . . . . . . . . . . . 47
        5.2.4  No Material Adverse Effect. . . . . . . . . . . 47
        5.2.5  Opinion of Counsel. . . . . . . . . . . . . . . 48
        5.2.6  Corporate, Other Proceedings. . . . . . . . . . 48
        5.2.7  Transfer Documents. . . . . . . . . . . . . . . 48
        5.2.8  Vendor Arrangements . . . . . . . . . . . . . . 48
        5.2.9  COBRA Obligations . . . . . . . . . . . . . . . 49
        5.2.10 Certain Employment Arrangements . . . . . . .   49
        5.2.11 Accounting Matters. . . . . . . . . . . . . .   49
   5.3  Conditions to Obligations of Seller. . . . . . . . .   49
        5.3.1  Representations, Performance, etc . . . . . . . 49
        5.3.2  Assumption Agreement. . . . . . . . . . . . . . 50
        5.3.3  Opinion of Counsel. . . . . . . . . . . . . . . 50
        5.3.4  Corporate Proceedings . . . . . . . . . . . . . 50
        5.3.5  Consents and Approvals. . . . . . . . . . . . . 50
        5.3.6  Collateral Agreements . . . . . . . . . . . . . 50

ARTICLE VI     EMPLOYEES AND EMPLOYEE BENEFIT PLANS. . . . . . 50
   6.1    Employment of Sellers' Employees . . . . . . . . . . 50
   6.2    Welfare and Benefit Plans. . . . . . . . . . . . . . 52
   6.3    Workers Compensation . . . . . . . . . . . . . . . . 53
   6.4    Employment Taxes . . . . . . . . . . . . . . . . . . 53

ARTICLE VII    TERMINATION . . . . . . . . . . . . . . . . . . 53
   7.1    Termination. . . . . . . . . . . . . . . . . . . . . 53
   7.2    Effect of Termination. . . . . . . . . . . . . . . . 54

ARTICLE VIII   NON-COMPETITION AND DELIVERY OF FINANCIAL
               STATEMENTS. . . . . . . . . . . . . . . . . . . 54
   8.1    Non-Competition. . . . . . . . . . . . . . . . . . . 54
   8.2    Delivery of Audited Financial Statements . . . . . . 55

ARTICLE IX     INDEMNIFICATION . . . . . . . . . . . . . . . . 55
   9.1    Indemnification By Sellers.. . . . . . . . . . . . . 55
   9.2    Treatment of Sellers . . . . . . . . . . . . . . . . 56
   9.3    Indemnification By Vanstar and Buyer . . . . . . . . 57
   9.4    Adjustments to Indemnification Payments. . . . . . . 57
   9.5    Indemnification Procedures . . . . . . . . . . . . . 57
   9.6    Time Limitation. . . . . . . . . . . . . . . . . . . 58
   9.7    Survival of Representations and Warranties, etc. . . 58

ARTICLE X MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . 59
   10.1   Expenses . . . . . . . . . . . . . . . . . . . . . . 59
   10.2   Severability . . . . . . . . . . . . . . . . . . . . 59
   10.3   Notices. . . . . . . . . . . . . . . . . . . . . . . 59
   10.4   Headings . . . . . . . . . . . . . . . . . . . . . . 60
   10.5   Entire Agreement . . . . . . . . . . . . . . . . . . 60
   10.6   Counterparts . . . . . . . . . . . . . . . . . . . . 60
   10.7   Governing Law, etc . . . . . . . . . . . . . . . . . 60
   10.8   Binding Effect . . . . . . . . . . . . . . . . . . . 60
   10.9   Assignment . . . . . . . . . . . . . . . . . . . . . 60
   10.10  No Third Party Beneficiaries . . . . . . . . . . . . 61
   10.11  Amendment; Waivers, etc. . . . . . . . . . . . . . . 61

                            SCHEDULES
                                                     Schedule No.
     Excluded Assets . . . . . . . . . . . . . . . . . . . . .1.2
     Additional Assumed Liabilities. . . . . . . . . . 2.9(a)(ii)
     Jurisdictions of Dataflex and DSC . . . . . . . . . 3.1.2(b)
     Consents. . . . . . . . . . . . . . . . . . . . . . . .3.1.3
     Extraordinary Costs and Adjustments to
       Annual Financial Statements . . . . . . . . . . . . .3.1.4
     Liabilities, including, Employee Vacation
       Time, Vacation Pay, Severance, Etc. . . . . . . . . .3.1.5
     Contested Taxes . . . . . . . . . . . . . . . . . . 3.1.6(a)
     Extension for Period of Assessments on Taxes. . . . 3.1.6(b)
     Assertion of Taxes Owed . . . . . . . . . . . . . . 3.1.6(c)
     Litigation, Administrative Appeal of Taxes. . . . . 3.1.6(e)
     Changes Outside Ordinary Course of Business . . . . . .3.1.7
     Actions, Claim, Etc.. . . . . . . . . . . . . . . . . .3.1.8
     Compliance with Applicable Law Exception. . . . . . 3.1.9(a)
     Governmental Approvals. . . . . . . . . . . . . . . 3.1.9(b)
     Governmental Contracts. . . . . . . . . . . . . . . 3.1.9(c)
     Business Operations Through Direct or
     Indirect Subsidiary. . . . . . . . . . . . . . . . . .3.1.10
     Permitted Liens . . . . . . . . . . . . . . . . . . . 3.1.11
     Agreements, Contracts, Commitments. . . . . . . . .3.1.12(a)
     Events of Default on Contracts, Etc.. . . . . . . .3.1.12(c)
     Territorial Restrictions. . . . . . . . . . . . . . . 3.1.13
     Location of Inventories . . . . . . . . . . . . . . . 3.1.14
     Customer Lists. . . . . . . . . . . . . . . . . . . . 3.1.15
     Suppliers . . . . . . . . . . . . . . . . . . . . . . 3.1.16
     Warranties. . . . . . . . . . . . . . . . . . . . . . 3.1.17
     Intellectual Property . . . . . . . . . . . . . . .3.1.19(a)
     Intellectual Property Exceptions. . . . . . . . . .3.1.19(b)
     Leased or Licensed Intellectual Property. . . . . .3.1.19(d)
     Intellectual Property Litigation. . . . . . . . . .3.1.19(e)
     Restrictions on Use of Name and Mark. . . . . . . .3.1.19(g)
     Insurance Policies. . . . . . . . . . . . . . . . . . 3.1.20
     Leases. . . . . . . . . . . . . . . . . . . . . . .3.1.21(b)
     Collective Bargaining Agreements. . . . . . . . . . . 3.1.23
     Pension, Bonuses & Other Compensation . . . . . . . . 3.1.24
     Confidentiality Exceptions. . . . . . . . . . . . . . 3.1.25
     Guarantee Exceptions. . . . . . . . . . . . . . . . . 3.1.26
     Receivables . . . . . . . . . . . . . . . . . . . . . 3.1.30
     Backlog . . . . . . . . . . . . . . . . . . . . . . . 3.1.31
     Governmental Approval and Other Consents
       Required by Vanstar and/or Buyer. . . . . . . . . . .3.2.2
     Operating and Applications Software . . . . . . . . 5.2.5(b)
     Material Differences in Financials  . . . . . . . . . 5.2.11


                            EXHIBITS


Exhibit A      Transferred Affiliate Receivables

Exhibit B      Assumption Agreement

                    ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (the "Agreement") dated as of May 24, 1996, by and among VANSTAR CORPORATION, a Delaware corporation ("Vanstar"), VST WEST, INC., a Delaware corporation and a wholly-owned subsidiary of Vanstar ("Buyer"), DATAFLEX CORPORATION, a New Jersey corporation ("Dataflex"), and DATAFLEX SOUTHWEST CORPORATION, an Arizona corporation and a wholly-owned subsidiary of Dataflex ("DSC"). (Dataflex and DSC are sometimes herein referred to singularly as a "Seller" and collectively as the "Sellers").


                      W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of Sellers, Vanstar and Buyer have determined that it would be in their respective best interests for Buyer to acquire the Business (as hereinafter defined) from Sellers in consideration of the payment by Buyer of the consideration provided for herein including the assumption and discharge by Buyer of the Assumed Liabilities (as hereinafter defined); and

     WHEREAS, the respective Boards of Directors of Sellers, Vanstar and Buyer have determined that the above described ends can be effectively accomplished by the execution, delivery and performance of this Agreement and have authorized the same;

     NOW, THEREFORE, in consideration of the mutual promises, representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:

ARTICLE I      SALE AND PURCHASE OF THE ASSETS; DEFINITIONS

     1.1 Assets. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, Sellers will sell, transfer, convey, assign and deliver to Buyer, and Buyer will purchase or acquire from Sellers all right, title and interest of each Seller in and to all the properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise, owned or leased by each Seller or otherwise used or useable by either Seller in or with respect to the Business as of the Cut-off Date, or acquired by either Seller or any of their Affiliates between the Cut-off Date and the Closing, whether or not described or referred to herein and which are used in or with respect to the Business (all of which, other than the Excluded Assets, are hereinafter collectively referred to as the "Assets"), including, without limitation, all those items in the following categories that conform to the definition of the term "Assets":

          (a)  all fixed assets, equipment, furniture,
furnishings, vehicles, tools, and similar property (including, but not limited to, any residual values under leases or similar arrangements relating to any of the foregoing);

          (b) all inventories of raw materials, work in process, finished products, goods, Spare Parts, office and other supplies, including any of such of inventories held at any location controlled by either Seller or at any other location (pursuant to conditional sales agreements, consignment arrangements or in any bailment or otherwise) and any such items previously purchased and in transit to either Seller at any such locations (the "Inventories");

          (c) all replacements, components, devices, equipment and other similar items owned or held by either Seller for use in connection with the repair, replacement, modification, customization or installation of goods and products applicable to the Business ("Spare Parts");

          (d) all rights in and to products sold or leased by either Seller (including, but not limited to, products hereafter returned or repossessed and unpaid Sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit);

          (e) all of the rights of each Seller under all contracts, arrangements, licenses, leases and other agreements, including, without limitation, any right to receive payment for products sold or services rendered, and to receive goods and services, pursuant to such agreements and to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such contracts, arrangements, licenses, leases and other agreements and otherwise;

          (f) all cash, deposits in transit, credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items;

          (g) all notes and accounts receivable held by either Seller or of which either Seller is the beneficial holder and all notes, bonds and other evidences of indebtedness of and rights to receive payments from any Person held by either Seller ("Accounts Receivable"), including, also, any amounts owing to either of the Sellers from vendors of goods and products used in the Business resulting from discounts for prompt payment, volume discounts, promotional programs or similar vendor special pricing and term arrangements ("Vendor Receivables");

          (h) all Intellectual Property and all rights thereunder or in respect thereof primarily relating to or used or held for use in connection with the Business (other than the name "Dataflex" and related service marks, trademarks and trade names specifically set forth in the Excluded Assets), including, but not limited to, rights to enforce and remedies against past, present and future infringements thereof, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof, together with all Intellectual Property rights included in the other clauses of this Section 1.1 (the "Intellectual Property Assets");

          (i) all books, records, manuals and other materials (in any form or medium) other than the originals of Sellers' corporate minute books and similar records (copies of which will be provided to Vanstar and Buyer), including, without limitation, all records and materials maintained at the headquarters of either Seller, advertising matter, catalogues, price lists, correspondence, mailing lists, lists of customers, customer files and customer credit histories, distribution lists, photographs, production data, sales and promotional materials and records, purchasing materials and records, contract forms, technical data, graphic materials, drawings, designs, personnel records, salary records, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, Intellectual Property disclosures, media materials and plates, accounting records, sales order files and litigation files, but not including the books, records, names and other materials which relate solely to the "Dataflex" name and other related service marks, trademarks and trade names expressly set forth in the Excluded Assets);

          (j) to the extent their transfer is permitted by law, all Governmental Approvals, including all applications therefor, if any;

          (k) all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by either Seller with respect or relating to the Business or the ownership, use, function or value of any Asset (other than the Excluded Assets and Excluded Liabilities), whether arising by way of counterclaim or otherwise; and

          (l) all guarantees, warranties, indemnities and similar rights in favor of either Seller with respect to any Asset.

     Subject to the terms and conditions hereof, at the Closing, the Assets shall be transferred or otherwise conveyed to Buyer free and clear of all liabilities, obligations, liens and encumbrances, excepting only Assumed Liabilities, Liens listed on
Schedule 3.1.11, and Permitted Liens.

     1.2 Excluded Assets. Sellers will retain and not transfer, and Buyer will not purchase or acquire (i) the assets and liabilities specifically described on Schedule 1.2 identified as relating to Sellers' Valtron Business and Onyx Business (ii) any and all Affiliate Receivables (other than those set forth on Exhibit A hereto, which shall be transferred to Buyer as part of the Assets), and (iii) the other assets specifically described on
Schedule 1.2 (collectively, the "Excluded Assets").

     1.3  Definition of Certain Terms.  The terms defined in this
Section 1.3, whenever used in this Agreement (including in the Schedules), shall have the respective meanings indicated below for all purposes of this Agreement. All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

          Accepted Spare Parts: shall mean the Spare Parts which Vanstar and Buyer, after consultation with Sellers, reasonably believe will be utilized in connection with Vanstar's and Buyer's conduct of the Business prior to the 270th day following the Closing Date, as determined by Vanstar and Buyer promptly following the Closing, as provided in Section 2.3. In making the determination called for with regard to Accepted Spare Parts, to the extent that Sellers shall be unable to provide records regarding "run rates" or historical utilization of Spare Parts in connection with the Business, the parties agree to utilize Vanstar's records with regard thereto or Vanstar's good faith estimates thereof, in any event in consultation with Sellers.

          Accounts Receivable:  as defined in Section 1.1.

          Affiliate: of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

          Affiliate Receivables: any account or note receivable owing by Dataflex to DSC or by DSC to Dataflex or otherwise relating to any intercompany obligations among Dataflex and its Affiliates, and any account or note receivable or other payment obligation of any officer, director, employee or Affiliate of either of the Sellers.

          Agreement: this Asset Purchase Agreement, including the Schedules hereto.

          Annual Financial Statements:  as defined in Section
3.1.4.

          Applicable Law: all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

          AR Adjustment Amount: as defined in Section 2.5.

          Assets:  as defined in Section 1.1.

          Assumed Liabilities:  as defined in Section 2.9.

          Assumption Agreement:  as defined in Section 2.9.

          Available for Sale: shall mean Inventory (other than Spare Parts) held in the ordinary course for sale to the public with the expectation, determined by Vanstar and Buyer, after consultation with Sellers, promptly following the Closing as provided in Section 2.3, that such Inventory will be sold, subject to existing economic and market conditions in the normal course of business and that no part of such inventory consists of obsolete items, items no longer being produced by the manufacturer thereof or items representing an earlier version of a product which has been the subject of modifications, material fixes, a subsequent version release or intervening model.

          Business: the business acquired or to be acquired by Buyer pursuant to this Agreement, consisting of the Assets, and the Assumed Liabilities (but not including the Excluded Assets and Excluded Liabilities), and which may be more particularly described as certain of the business operations of Dataflex and all of the business operations of DSC, commonly referred to as the Dataflex Western Region and Dataflex Southwest Region businesses, including all of the business operations which have been conducted by DSC since its formation and the similar type of business operations conducted directly by Dataflex in the Business Territory involving generally the sale of goods, or the provision of services (including repair and maintenance services), relating to, personal computers, client servers, computer networks, communication equipment, other equipment relating thereto, such as computer monitors and peripherals and other individual components, operating systems and applications software and other software (including software created for use on the internet) created for use in tie-in arrangements, customer service and internal management systems for sales, delivery and support.

          Business Day: shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

          Business Financial Statements:  as defined in Section
3.1.4.

          Business Territory: shall mean the states of Arizona, California, Colorado, New Mexico, Nevada and Utah.

          Buyer:  as defined in the preamble of this Agreement.

          Buyer Indemnitees:  as defined in Section 9.1.

          Buyer's Accountants:  Ernst & Young.

          CERCLA:  the Comprehensive Environmental Response,
Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq.

          Closing:  the Closing as defined in Section 2.1.

          Closing Date:  as defined in Section 2.1.

          Closing Date Payment:  as defined in Section 2.2.1

          Code:  the Internal Revenue Code of 1986, as amended.

          Collateral Agreements: the agreements and other documents and instruments described in Sections 5.2.8 and the Escrow Agreement.

          Consent: any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including but not limited to any Governmental Authority.

          Contract:  as defined in Section 3.1.12(a).

          Covered Returns:  as defined in Section 3.1.6.

          Covered Taxes:  as defined in Section 3.1.6.

          Cut-off Date Balance Sheet:  as defined in Section
3.1.4.

          Cut-off Date:  March 31, 1996.

          Dataflex: as defined in the Preamble of this Agreement.

          Determination Date:  May 31, 1996.

          Discontinued With Current Orders: shall mean Inventory (other than Spare Parts) not meeting the definition of Available for Sale but for which either of the Sellers has firm purchase orders or binding contracts for sale thereof with unaffiliated third parties, as determined by Vanstar and Buyer at the Closing.

          Discontinued with No Demand shall mean Inventory (other than Spare Parts) which does not constitute Available for Sale and with regard to which none of Vanstar, Buyer or either of the Sellers has firm purchase orders or contractual commitments, as determined by Vanstar and Buyer promptly following the Closing, as provided in Section 2.3.

          DSC:  as defined in the Preamble of this Agreement.

          Employee Benefit Plan:  as defined in Section 3.1.24.

          Environmental Laws: all Applicable Laws relating to the protection of the environment, to human health and safety, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, Release, threatened Release or transportation of any Hazardous Substances, including, without limitation, (1) CERCLA, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, (ii) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, and (iii) all other requirements pertaining to the protection of the health and safety of employees or the public.

          Environmental Liabilities and Costs: all Losses, whether direct or indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws, including, without limitation, all Losses related to Remedial Actions, and all fees, disbursements and expenses of counsel, experts, personnel and consultants based on, arising out of or otherwise in respect of: (i) the ownership or operation of the Business, the Leased Real Property or any other real properties, assets, equipment or facilities, by either Seller, or any of their predecessors or Affiliates; (ii) the environmental conditions existing on the Closing Date on, under, above, or about any Leased Real Property or any other real properties, assets, equipment or facilities currently or previously owned, leased or operated by either Seller, or any of their predecessors or Affiliates; and (iii) expenditures necessary to cause any Leased Real Property or any aspect of the Business to be in compliance with any and all requirements of Environmental Laws as of the Closing Date, including, without limitation, all Environmental Permits issued under or pursuant to such Environmental Laws, and reasonably necessary to make full economic use of any Leased Real Property.

          Environmental Permits: any federal, state and local permit, license, registration, consent, order, administrative consent order, certificate, approval or other authorization with respect to either Seller necessary for the conduct of the Business as currently conducted or previously conducted under any Environmental Law.

          ERISA:  the Employee Retirement Income Security Act of
1974, as amended.

          Escrow Agent:  as defined in Section 2.6.

          Escrow Agreement:  as defined in Section 2.6.

          Excluded Assets:  as defined in Section 1.2.

          Excluded Liabilities:  as defined in Section 2.10.

          Expected Closing Date:  May 24, 1996.

          Financial Statements:  as defined in Section 3.1.4.

          GAAP: generally accepted accounting principles as in effect in the United States as of the date of any application thereof.

          Governmental Approval: any Consent of, with or from any Governmental Authority.

          Governmental Authority: any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

          Hazardous Substances: any substance that: (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials (ii) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder, or (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or Environmental Law.

          HSR Act:  the Hart-Scott-Rodino Anti-trust Improvements
Act of 1976, as amended.

          IBM Credit:  IBM Credit Corp.

          IBM Liabilities: any debts or liabilities owed by Sellers, or either of them, under the Inventory and Working Capital Financing Agreement between Dataflex and IBM Credit or the Inventory and Working Capital Financing Agreement between IBM Credit and DSC, in each case dated as of December 28, 1994, as amended.

          Indemnity Basket:  as defined in Section 2.7.

          Indemnified Party:  as defined in Section 9.5.

          Indemnifying Party:  as defined in Section 9.5.

          Intellectual Property: except to the extent specifically included in Schedule 1.2 as part of the Excluded Assets, any and all United States and foreign: (a) patents (including reexaminations, design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, provisional applications, reissues, divisions, continuations, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto;

     (b) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof; (c) copyrights (including software) and registrations thereof but excluding the Sellers' names, and also excluding all of Sellers' rights, title and interests in and otherwise with respect to Sellers' "Flex Direct Catalogue"; (d) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) mask work and other semiconductor chip rights and registrations thereof; (f) intellectual property rights similar to any of the foregoing; (g) copies and tangible embodiments thereof (in whatever form or medium, including electronic media).

          Intellectual Property Assets:  as defined in Section
1.1.

          Inventories:  as defined in Section 1.1.

          Inventory Difference:  as defined in Section 2.5(a).

          IRS:  the Internal Revenue Service.

          Leased Real Property: means all interests leased pursuant to the Leases.

          Leases: means the real property leases, subleases, licenses and occupancy agreements pursuant to which the respective Seller is the lessee, sublessee, licensee or occupant which relate to or are being used in the Business and which are described on Schedule 3.1.21(b).

          Lien: any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any Contracts.

          Losses:  as defined in Section 9.1.

          Marked Materials:  as defined in Section 4.3.

          Material Adverse Effect: with regard to any Person, any event, occurrence, fact, condition, change or effect that individually or in the aggregate with similar events, occurrences, facts, conditions, changes or effects will or can reasonably be expected to result in a cost, expense, charge, liability, loss of revenue or diminution in value equal to or greater than $100,000.

          Maximum Liability: shall mean an amount equal to the stated liabilities of the Business incurred in the ordinary course, other than the IBM Liabilities, as properly reflected in the balance sheet constituting a part of the Net Worth Report.

          National Account:  as defined in Section 8.1(b).

          Net Value: shall mean, with regard to any asset or asset class, the value assigned thereto on the books and records of the Business, giving effect to any asset or asset class specific reserves for discounts applied, bad debts, shrinkage, obsolescence or the like, as applicable.

          Net Worth Report:  as defined in Section 2.5(d) hereof.

          Onyx Agreement: the agreement between Tony Goolsby and Dataflex dated as of June __ [date unspecified], 1994 pursuant to which such parties conduct the Onyx Business.

          Onyx Business: the business being conducted by Sellers in conjunction with Tony Goolsby pursuant to the Onyx Agreement.

          Onyx Receivables: the accounts receivable and other payments owing to either Seller by Tony Goolsby (or any of his Affiliates) and/or the Onyx Business, aggregating approximately $1,350,000 as of the Cut-off Date, and constituting part of the assets to be retained by Sellers as part of the Excluded Assets.

          Open Box Items: shall mean all items of Inventory (other than Spare Parts) which are incomplete, damaged, the packing material of which has been damaged, scratched or opened, or any product which has been returned to either Seller by a purchaser, as determined by Vanstar and Buyer promptly following the Closing, as provided in Section 2.3.

          Owned Intellectual Property:  as defined in Section
3.1.19(a).

          Permitted Liens:  Liens reserved against in the Cut-off
Date Balance Sheet, to the extent so reserved and to the extent relating exclusively to the Assumed Liabilities, or as otherwise set forth on Schedule 3.1.11.

          Person: any natural person, firm, partnership, association, corporation, company, limited liability company, limited partnership, trust, business trust, Governmental
Authority or other entity.

          Rejected Inventory:  shall mean items of Inventory
(other than Spare Parts) classified as Discontinued With No
Demand and Open Box Items.

          Rejected Spare Parts: shall mean any Spare Parts other than Accepted Spare Parts.

          Release: any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

          Remedial Action: all actions required to (i) clean up, remove, treat or in any other way remediate any Hazardous Substances; (ii) prevent the release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (iii) perform studies, investigations and care related to any such Hazardous Substances.

          Security:  as defined in Section 3.1.30.

          Securities Acts:  as defined in Section 8.2.

          Sellers:  as defined in the preamble of this Agreement.

          Sellers' Accountants:  Price Waterhouse LLP

          Seller Indemnitees:  as defined in Section 9.3.

          Spare Parts:  as defined in Section 1.1.

          Statement of Net Assets Sold:  as defined in Section
3.1.4.

          Stay Bonus:  as defined in Section 6.1(e).

          Subsidiaries: each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests or conferring the power to name a majority of the members of the Board of Directors or other governing body or otherwise direct the management or policies thereof.


          Tangible Net Worth: means, with regard to any determination thereof, total assets (excluding intangible assets) less total liabilities of the Business, other than the IBM
Liabilities, determined in accordance with GAAP.

          Tax: any federal, state, provincial, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not).

          Tax Return: any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          Transaction Expenses:  as defined in Section 10.1.

          Transferred Employees:  as defined in Section 6.1(b).

          Transfer Taxes:  as defined in Section 4.1.7.

          Transition Employees:  as defined in Section 6.1(c).

          Transition Period:  as defined in Section 6.1(c).

          Uncollected Accounts Receivable: shall mean all Accounts Receivable (other than Vendor Receivables) remaining uncollected which Vanstar and Buyer, after consultation with Sellers, designate as uncollectible and subject to Section 2.5(b).

          Uncollected Vendor Receivables:  shall mean all Vendor
Receivables remaining uncollected which Vanstar and Buyer, after consultation with Sellers, designate as uncollectible and subject to Section 2.5(c).

          Valtron Business: the assets and liabilities relating solely to the business of Sellers commonly known as the "Valtron" business and being more specifically described in Schedule 1.2 hereof.

          Valtron Receivables: the accounts receivable and other amounts owing to either of the Sellers with respect to the Valtron Business, aggregating approximately $1,900,000 on the Cut-off Date and constituting part of the Valtron Business to be retained by Sellers as part of the Excluded Assets.

          Vanstar:  as defined in the Preamble of this Agreement.

          Vanstar Claims:  as defined in Section 2.6.

          Valuation:  as defined in Section 2.4.

          Vendor Receivables:  as defined in Section 1.1.

          VR Adjustment Amount:  as defined in Section 2.5(c).

          Withholding Taxes:  as defined in Section 3.1.6(a).


ARTICLE II     THE CLOSING

     2.1 Place and Date. The closing of the sale and purchase of the Assets (the "Closing") shall take place at 10:00 A.M. local time on the 24th day of May, 1996 at the offices of Arter & Hadden in Dallas, Texas, or at such other time and place as the parties may agree. The Closing shall be deemed effective as of 11:59 p.m., Friday, May 24, 1996. The day on which the Closing actually occurs is herein sometimes referred to as the "Closing Date."

     2.2 Purchase Price. On the terms and subject to the conditions set forth in this Agreement, Buyer agrees to assume and timely discharge the Assumed Liabilities as provided in
Section 2.9 and to pay to or on behalf of Sellers the amounts set forth in this Section 2.2.

          2.2.1  Closing Date Payment.  On the Closing Date,
Vanstar and Buyer shall pay to or on behalf of Sellers an amount
(the "Closing Date Payment") equal to $5,000,000 plus the
Tangible Net Worth of the Business as of the Cut-off Date, for a total Closing Date Payment of $36,901,750.

          2.2.2  Certain Additional Potential Payments.
Following the Closing Date, Vanstar and Buyer shall make the payments to Sellers, if any, that may be required by the provisions contained in Section 2.5 and 2.6.

          2.2.3 Payment to IBM Credit. Sellers hereby irrevocably authorize and instruct Vanstar and Buyer to pay the entire Closing Date Payment and any payments due Sellers pursuant to the Escrow Agreement or Section 2.5 or 2.6 directly to IBM Credit (and Sellers acknowledge and agree that such payment to IBM Credit shall be deemed to constitute full performance by Vanstar and Buyer of their obligations to make the Closing Date Payment and any payments due Sellers pursuant to the Escrow Agreement or Section 2.5 or 2.6 to Sellers hereunder or pursuant hereto for all purposes), with instructions to apply same to Sellers' account with IBM Credit. Although the parties have agreed as to the payment of certain cash to IBM Credit, it is not the intent of the parties to make IBM Credit a third party beneficiary of this Agreement or to confer any benefit under this Agreement to IBM Credit. Without limiting the generality of the foregoing, neither Vanstar nor Buyer assumes any obligations to IBM Credit arising from this Agreement or any indebtedness of either Seller to IBM Credit and no notice to or consent of IBM Credit shall be required for any modification, amendment or termination of this Agreement.

     2.3 Designation of Inventory Components. Promptly following the Closing, Vanstar, Buyer and Sellers shall complete a review of the Inventory (including Spare Parts) constituting a part of the Assets and Vanstar and Buyer shall designate each item or group of items as:

               (a)  With regard to Inventory (other than Spare
Parts), either (1) Available for Sale, (2) Discontinued with
Current Orders, (3) Open Box Items or (4) Discontinued with No
Demand; and

               (b)  With regard to Spare Parts, either (1)
Accepted Spare Parts or (2) Rejected Spare Parts.

     2.4 Valuation of Asset Components. For the purposes of this Article II, Buyer shall, at the time or times required herein, obtain a valuation (the "Valuation") of one or more components of the Assets. With regard to any such Valuation, at the times required in this Article II, Buyer shall first attempt to reach an agreement with Sellers with respect thereto and failing such agreement shall either (i) secure an offer to purchase the applicable Asset from a Person other than an Affiliate of Vanstar, Buyer or either Seller or (ii) cause a Person having experience in valuing the property or rights who is not an Affiliate of Vanstar, Buyer or either Seller to be so valued to render an opinion regarding the fair market value of such property or right, assuming an orderly liquidation in bulk, without warranty other than as to title thereof, and without giving any consideration or value to good will associated with the Business or any value which might be the result of the combination of such property or rights with any other property or rights. The Valuation shall assign a dollar value to the rights or property in question and shall be in writing. Any Person rendering a Valuation shall be required to exercise ordinary care in doing so, but shall otherwise have no liability to Vanstar, Buyer or either Seller and none of Vanstar, Buyer or either of the Sellers shall make any claim against any such Person arising from this Agreement or any Valuation obtained hereunder.

     2.5  Effect of Valuations, Return of Certain Assets.

               (a) Not later than forty-five (45) days following the Closing Date, Buyer shall obtain and provide Sellers with prompt notice of a Valuation (as of the date made) of each of the Inventory and the Spare Parts designated by Buyer as Rejected Inventory and Rejected Spare Parts, together with a computation of the Inventory Difference. The "Inventory Difference" shall be the difference, between the aggregate Net Value of the Rejected Inventory and Rejected Spare Parts as of the Determination Date and the aggregate of the Valuations thereof.

          Not later than ten (10) days following receipt of the notice called for in the first sentence of this Section 2.5(a), Sellers shall notify Vanstar and Buyer of their election to either (i) pay Buyer in cash an amount equal to the Net Value as of the Determination Date of the Rejected Inventory and the Rejected Spare Parts and receive a conveyance of the Rejected Inventory and the Rejected Spare Parts or (ii) pay Buyer in cash an amount equal to the Inventory Difference (and Buyer shall retain the Rejected Inventory and Rejected Spare Parts). To the extent that Section 2.5(e) shall not have otherwise required allocation thereof, Sellers may apply amounts to become due them from Vanstar and Buyer thereunder to Sellers' obligations under this Section 2.5(a). Failure by Sellers to so notify Vanstar and Buyer of their election shall constitute an election to pay an amount equal to the Inventory Difference and apply amounts due under Section 2.5(e), to the extent available in partial satisfaction of such payment obligation. Any cash received by Buyer with respect to Rejected Inventory or Rejected Spare Parts following the date of the Valuation thereof and prior to consummation of the transaction contemplated in this subsection shall be held by Buyer for the benefit of (or credit to) the party entitled to receive or retain the Rejected Inventory and Rejected Spare Parts in accordance with this Section 2.5(a).

               (b) Not later than ninety (90) days after the Closing Date, Buyer shall obtain and provide Sellers with prompt notice of a Valuation (as of the date made) of each of the Accounts Receivable designated by Buyer as an Uncollected Account Receivable together with a computation of the AR Adjustment Amount with respect thereto. The "AR Adjustment Amount" shall be the difference, between the Net Value of the Uncollected Accounts Receivable as of the Determination Date and the Valuation thereof. If the aggregate Net Value of the Uncollected Accounts Receivable as of the Determination Date is less than the aggregate Valuations thereof, Vanstar and Buyer shall, within ten
(10) days following the notice called for in the preceding sentence, pay cash in an amount equal to the AR Adjustment Amount to Sellers and Buyer shall retain the Uncollected Accounts Receivable. If the aggregate Net Value of the Uncollected Accounts Receivable as of the Determination Date is more than the aggregate Valuation thereof, then, in such event, not later than ten (10) days after receiving the notice called for in the first sentence of this Section 2.5(b), Sellers shall notify Vanstar and Buyer of their election to (i) pay Buyer in cash an amount equal to the Net Value as of the Determination Date of the Uncollected Accounts Receivable and receive from Buyer an assignment of the Uncollected Accounts Receivable, free and clear of any liens, claims or encumbrances resulting solely from the actions of Vanstar or Buyer or (ii) pay Buyer in cash an amount equal to the AR Adjustment Amount (and Buyer shall retain the Uncollected Accounts Receivables). To the extent that Section 2.5(e) shall not have otherwise required allocation thereof, Sellers may apply amounts to become due them from Vanstar and Buyer thereunder to Sellers' obligations under this Section 2.5(b). Failure by Sellers to so notify Vanstar and Buyer of their election shall constitute an election to pay the AR Adjustment Amount and apply amounts due under Section 2.5(e), to the extent available, in partial satisfaction of such payment obligations. Any cash payment received by Buyer with respect to any Uncollected Accounts Receivable following the date of the Valuation thereof and prior to consummation of the transaction contemplated in this subsection shall be held by Buyer for the benefit of (or credit to) the party entitled to receive or retain such Uncollected Account Receivable in accordance with this Section 2.5(b).

               (c) Not later than one hundred fifty (150) days following the Closing Date, Buyer shall obtain and provide Sellers with prompt notice of a Valuation (as of the date made) of each of the Vendor Receivables designated by Buyer as an Uncollected Vendor Receivable together with a computation of the VR Adjustment Amount. The "VR Adjustment Amount" shall be the difference, if it is a positive number, between the Net Value of the Uncollected Vendor Receivables as of the Determination Date and the Valuation thereof. If the aggregate Net Value of the Uncollected Vendor Receivables as of the Determination Date is less than the aggregate Valuations thereof, Vanstar and Buyer shall, within ten (10) days following the notice called for in the preceding sentence, pay cash in an amount equal to the VR Adjustment Amount to Sellers and Buyer shall retain the Uncollected Vendor Receivables. If the aggregate Net Value of the Uncollected Vendor Receivables on the Determination Date is more than the aggregate Valuation thereof, then, in such event, not later than ten (10) days after receiving the notice called for in the first sentence of this Section 2.5(c), Sellers shall notify Vanstar and Buyer of their election to (i) pay Buyer in cash an amount equal to the Net Value as of the Determination Date of the Uncollected Vendor Receivables and receive from Buyer an assignment of the Uncollected Vendor Receivables, free and clear of any liens, claims or encumbrances resulting solely from the actions of Vanstar or Buyer or (ii) pay Buyer in cash an amount equal to the VR Adjustment Amount (and Buyer shall retain the Uncollected Vendor Receivables). To the extent that Section 2.5(e) shall not have otherwise required allocation thereof, Sellers may apply amounts to become due them from Vanstar and Buyer thereunder to Sellers' obligations under this Section 2.5(c). Failure by Sellers to so notify Vanstar and Buyer of their election shall constitute an election to pay the VR Adjustment Amount and apply amounts due under Section 2.5(e), to the extent available in partial satisfaction of such payment allocation. Any cash payment received by Buyer with respect to any Uncollected Vendor Receivable following the date of the Valuation thereof and prior to consummation of the transaction contemplated in this subsection shall be held by Buyer for the benefit of (or credit to) the party entitled to receive or retain such Uncollected Vendor Receivable in accordance with this
Section 2.5(c).

               (d) Within sixty (60) days following the Closing Date, Sellers' Accountants shall furnish Buyer, Vanstar and Sellers with a report (the "Net Worth Report"), which shall set forth, in reasonable detail, the Tangible Net Worth of the Business on the Determination Date. In making such determination, Sellers' shall prepare a balance sheet for the Assets and the Assumed Liabilities as of the Determination Date audited by Sellers' Accountants and shall include such audited balance sheet, and their report thereon, as part of the Net Worth Report. The Net Worth Report shall indicate the procedures employed by Sellers' Accountants in preparing the Net Worth Report and shall contain such other financial information and methods of calculation as may be reasonably necessary for Sellers to evaluate the accuracy thereof. Vanstar and Buyer shall have a period of ten (10) days after receipt of the Net Worth Report to notify Sellers of their election to accept or reject (and in the case of a rejection, there shall be included in such notice the reasons for such rejection in reasonable detail) the Net Worth Report. In the event no notice is received by Sellers during such ten (10) day period, the Net Worth Report and any required adjustments resulting therefrom shall be deemed accepted by Vanstar and Buyer. In the event Vanstar and Buyer shall timely reject the Net Worth Report, Sellers' Accountants and Buyers' Accountants shall promptly (and in any event within thirty (30) days following the date upon which Sellers shall reject the Net Worth Report), attempt to make a joint determination of the Tangible Net Worth of the Business on the Determination Date and such determination and any required adjustments resulting therefrom shall be final and binding on the parties hereto. In the event Sellers' Accountants and Buyers' Accountants shall be unable to agree upon the required Tangible Net Worth determination as herein provided, within 120 days from the Closing Date, such determination shall be made by KPMG Peat Marwick at or prior to the expiration of 150 days from the Closing Date and such determination and any required adjustments resulting therefrom shall be final and binding on all the parties hereto. In making the calculation of the Tangible Net Worth of the Business on the Determination Date, as herein contemplated, calculations shall be made in such a manner as to give effect to, and so as to not create an additional deduction from or addition to the Assets for the adjustments being made under Sections 2.5(a), (b) and (c) above and shall properly reflect the costs to Vanstar and Buyer with respect to the Transferred Employees and Transition Employees and similar expenses for the period between the Closing and the Determination Date which would otherwise have been borne by Sellers during such period and shall reflect, as a liability, any portion of the IBM Liabilities assumed by Vanstar or Buyer pursuant to Section 2.9(i)(F) hereof. If the Tangible Net Worth of the Business on the Cut-off Date shall exceed the Tangible Net Worth of the Business on the Determination Date, the amount of such difference, if any, as finally determined in accordance with the provisions of this Section 2.5(d), shall represent a Loss to Vanstar and Buyer hereunder and shall be payable by Sellers to Vanstar and Buyer as an adjustment to the
purchase price.   If the Tangible Net Worth of the Business on
the Determination Date shall exceed the Tangible Net Worth on the Cut-off Date, an amount equal to the amount of such difference, if any, as finally determined in accordance with this Section 2.5(d) shall be paid by Vanstar and Buyer as an adjustment to the purchase price. Payment of any amounts due Vanstar and Buyer or Sellers with respect to the differences in the Tangible Net Worth of the Business on the Cut-off Date and the Tangible Net Worth of the Business on the Determination Date, as determined hereunder, shall be made within ten (10) days of Vanstar's and Buyer's acceptance of the Net Worth Report.

               (e) Subject to any claims Vanstar and Buyer may have as of such date under Section 9.1 with respect to Losses in excess of $3,000,000 in the aggregate, and subject to any application by Sellers first under Section 2.5(a) and then under
Section 2.5(b) and (c), in that order, Sellers shall be entitled to an additional cash payment or credit, as the case may be, equal to $2,000,000, which shall be payable or credited by Buyer, as the case may be, from the amounts under the Escrow Agreement at the time the adjustments, if any, required by Section 2.5(d) are made.

               (f) Any payments required to be made by Sellers hereunder may at the election of Sellers under this Section 2.5 be treated as reductions of the Indemnity Basket in accordance with Section 2.7 hereof up to the total amount of such entitlement ($600,000). To the extent any such reductions are made and Losses or any other amounts for which Vanstar and Buyer are owed indemnity under Article IX, together with any other credits or adjustments to which Vanstar or Buyer shall be entitled hereunder, shall exceed the amount remaining in the Indemnity Basket, Sellers shall immediately upon demand reimburse Vanstar and Buyer therefor.

     2.6 Escrow Agreement. Subject to Sellers' obligations to pay amounts to Vanstar and Buyer pursuant to Sections 2.5 and 9.1 hereof, Buyer and Vanstar have agreed to pay, as part of the purchase price, an amount equal to (i) $5,000,000 (which shall include the amount called for in Section 2.5(e) above), plus (ii) interest at an annual rate equal to seven and three quarters percent (7-3/4%) from the date hereof until delivered into escrow. In connection therewith, no later than the seventh (7th) day following the Closing, Sellers, on the one hand, and Buyer and Vanstar, on the other, will enter into an Escrow Agreement with U.S. Trust of Texas, N.A. or with such other Person as the parties may agree (the "Escrow Agent") in form and substance reasonably satisfactory to each of the parties thereto, providing for the deposit with the Escrow Agent of the sum of $5,000,000 (together with the interest called for in the preceding sentence) and payment by the Escrow Agent as follows:

            (i) subject to any Vanstar Claims in excess of $3,000,000 plus amounts owed by Sellers under Section 2.5, if any, $2,000,000 will be paid to Sellers on the first to occur of the delivery of a joint written notice from Vanstar and Dataflex or the tenth day following the delivery and acceptance by the parties pursuant to Section 2.5(d) of the Net Worth Report; and

           (ii)     on the first day following the passage of six
(6) complete calendar months from the Closing Date, the difference between (A) $3,000,000 and (B) the sum of $1,000,000 and all Vanstar Claims; and

          (iii)     on the first business day following the
passage of twelve (12) complete calendar months from the Closing
Date, the difference between (x) $3,000,000 and (y) the sum of $500,000 and all Vanstar Claims; and

           (iv)     on the first business day following the
passage of twenty-four (24) calendar months from the Closing Date any amount then held by the Escrow Agent in excess of Vanstar
Claims; and

            (v) thereafter, from time to time, any amount held by the Escrow Agent in excess of the Vanstar Claims.

For the purposes of this Section 2.6, Vanstar and Buyer shall be permitted to make claims to the Escrow Agent for amounts due them from Sellers, or either of them, pursuant to Sections 2.5 or 9.1 and such amounts shall be deemed "Vanstar Claims". The Escrow Agreement will provide that to the extent that any amount due Vanstar and Buyer hereunder shall become fixed or determinable as to amount or shall be finally determined, either in accordance with the provisions of this Agreement, by mutual agreement of Vanstar and Dataflex, by reason of any final judgment or non-appealable order of any arbitrator or similar authority, the Escrow Agent shall pay cash in the amount of such claim to Vanstar and Buyer. The Escrow Agreement shall take into account the provisions of Section 2.7 hereof. In addition, the Escrow Agreement shall provide that all payments otherwise due to Sellers shall be paid directly to IBM Credit and not to Sellers or their assigns.

     2.7 Arrangements Related to the Indemnity Basket. The parties have agreed to share equally certain losses and costs with the result that Sellers shall be entitled to receive a maximum benefit of $600,000 (the "Indemnity Basket"). Sellers shall be entitled to apply, from time to time, any then remaining portion of the Indemnity Basket to satisfy liabilities to Vanstar and Buyer under Section 2.5 and Section 9.1. The Indemnity Basket shall be reduced by an amount equal to one-half of any Losses (including, without limitation, Losses in the amount of the Inventory Difference, the AR Adjustment Amount and VR Adjustment Amount) which Sellers elect to apply to the Indemnity Basket, and any amounts resulting from the application of the provisions of Section 2.5(d) hereof. In no event shall the Indemnity Basket be reduced below zero or be increased by amounts, if any, due Sellers by Vanstar or Buyer. Sellers shall be fully liable for all amounts owed Vanstar and Buyer under this Agreement in excess of the Indemnity Basket.

  Allocation of Purchase Price.

          (a) The purchase price for the Assets shall be allocated within 60 days of the Closing (or as soon as practicable thereunder) among the Assets in accordance with an allocation schedule to be prepared by Buyer and consented to by Sellers, which consent will not be unreasonably withheld. Such allocation schedule shall be prepared in accordance with section 1060 of the Code.

          (b) In connection with the determination of the schedule contemplated in Section 2.8(a) above, the parties shall cooperate with each other and provide such information as any of them shall reasonably request. The parties will each report the federal, state and local and other Tax consequences of the purchase and sale contemplated hereby (including the filing of Internal Revenue Service Form 8594) in a manner consistent with such allocation schedule.

     2.9  Assumption of Liabilities.

          (a) Subject to the terms and conditions set forth herein, at the Closing, Buyer shall assume and agree to pay, honor and discharge when due, all of the following liabilities relating to the Assets and existing at or arising on or after the Closing Date (collectively, the "Assumed Liabilities"):

            (i) any and all liabilities, obligations and commitments relating exclusively to the Business or the Assets that are (y) reflected on the Cut-off Date Balance Sheet or (z) incurred after the date of the Cut-off Date Balance Sheet in the ordinary course of business consistent with prior practice and in accordance with the terms of this Agreement, except, in each case, (A) liabilities related to product liability claims, (B) Environmental Liabilities and Costs, (C) liabilities for Taxes,
(D) liabilities in respect of employees or Employee Benefit Plans, except to the extent specifically assumed by Buyer pursuant to Article VI, and (E) accounts or amounts payable to officers, directors, employees or Affiliates of either Seller which do not represent trade accounts payable or compensation due in the ordinary course and not delinquent, in each case reflected in the Cut-off Date Balance Sheet, (F) the IBM Liabilities (except any portion thereof which Vanstar or Buyer shall elect, in their sole discretion after the date hereof, to assume, in which event any such portion so assumed shall be a liability of Sellers for the purposes of preparing the Net Worth Report) and
(G) to the extent that all such Assumed Liabilities exceed in the aggregate an amount equal to the Maximum Liability;

           (ii) any and all liabilities, obligations and commitments (x) arising out of the agreements, contracts and commitments set forth on Schedule 3.1.12(a) and designated therein as "Assumed" (or not required to be set forth therein because of the amount involved), but not including any obligation or liability for any amount owed with respect to or arising as a result of a breach thereof occurring prior to the Closing Date or
(y) listed on Schedule 2.9(a)(ii); and

          (iii)     liabilities in respect of Transferred
Employees to the extent specifically assumed by Buyer pursuant to
Article VI or Article IX.

          (b) At the Closing, Buyer shall assume and agree to discharge the Assumed Liabilities relating to the Business, up to the Maximum Liability, by executing and delivering to Sellers an assumption agreement substantially in the form of Exhibit B attached hereto (the "Assumption Agreement").

     2.10 Excluded Liabilities. Notwithstanding the provisions of Section 2.9 or any other provision hereof or any schedule or exhibit hereto and regardless of any disclosure to Vanstar or Buyer, neither Vanstar nor Buyer nor any of their Affiliates shall assume any liabilities, obligations or commitments (collectively, the "Excluded Liabilities") of Sellers, or any other Person which in any way relate to or arise out of the Valtron Business or the Onyx Business, the IBM Liabilities (other than any portion thereof assumed by Buyer or Vanstar pursuant to
Section 2.9(i)(F) hereof), or which in any relates to or arises out of the operation of the Business or the ownership of the Assets during any period prior to the Closing Date other than the those obligations and commitments comprising the Assumed Liabilities.

     2.11 Consent of Third Parties. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Governmental Approval, instrument, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or affect adversely the rights of Vanstar, Buyer or either Seller thereunder; and any transfer or assignment to Buyer by either Seller of any interest under any such instrument, contract, lease, permit or other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained. In the event any such consent or approval is not obtained on or prior to the Closing Date, unless the parties hereto shall otherwise agree, Sellers shall continue to use all reasonable efforts to obtain any such approval or consent after the Closing Date until such time as such consent or approval has been obtained, and Sellers will cooperate with Vanstar and Buyer in any lawful and economically feasible arrangement to provide that Buyer shall receive the interests of Sellers in the benefits under any such instrument, contract, lease or permit or other agreement or arrangement, including performance by Sellers, as agent, if economically feasible; provided that Buyer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Buyer would have been responsible therefor hereunder if such consent or approval had been obtained. Sellers shall pay and discharge, and shall indemnify and hold Vanstar, Buyer and their Affiliates harmless from and against, any and all out-of-pocket costs of seeking to obtain or obtaining any such consent or approval whether before or after the Closing Date. Nothing in this Section 2.11 shall be deemed a waiver by Buyer of its rights to have received on or before the Closing an effective assignment of all of the Assets nor shall this Section 2.11 be deemed to constitute an agreement to exclude from the Assets any assets described under Section 1.1.

     2.12   Intellectual Property Licenses.

          (a) Vanstar and Buyer, effective as of the Closing, grant Dataflex a fully paid, perpetual license to utilize and exploit certain computer software written in Hypertext Markup Language or any other programming language (the "Website Software") (which is utilized in the presentation, maintenance and operation of the Dataflex "website" on the so called "World Wide Web" and to make one or more copies thereof and modifications and enhancements thereto. The license granted Dataflex herein shall be limited to use of the Website Software in connection with Dataflex business operations, and shall not include the right to grant sublicenses. No warranty of title, fitness for a particular purpose or any warranty regarding the absence of infringement on the rights of third parties is made hereby by Vanstar or Buyer, nor shall any be implied. The license granted hereby may be transferred by Dataflex in connection with any sale or transfer of all or any substantial portion of its assets but not otherwise. Vanstar and Buyer shall have no obligation to provide any support, modifications or enhancements to Dataflex or any transferee in connection with the Website Software.

          (b) Dataflex and DSC hereby grant Vanstar and Buyer a fully paid, perpetual license to utilize any copyright or other proprietary interest in the graphical presentation methodology and the "look and feel" of the Flex Direct Catalog owned or otherwise held by Dataflex or DSC. No warranty of title, fitness for a particular purpose or any warranty regarding the absence of infringement on the rights of third parties is made hereby by Vanstar or Buyer, nor shall any be implied.


ARTICLE III         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of Sellers. Dataflex and DSC, jointly and severally, represent and warrant to Vanstar and Buyer as follows:

          3.1.1 Authorization, etc.Each of Dataflex and DSC hasthe corporate power and authority to execute and deliver this Agreement and each of the Collateral Agreements to which it will be a party, to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Dataflex and DSC of this Agreement, and the consummation of the transactions contemplated hereby, have been, and the execution and delivery of the Collateral Agreements to which it will be a party and the consummation of the transactions contemplated thereby will have been, duly authorized by all requisite corporate action of Dataflex and DSC. Each of Dataflex and DSC has duly executed and delivered this Agreement and on the Closing Date each will have duly executed and delivered each of the Collateral Agreements to which it is a party. This Agreement is, and on the Closing Date each of the Collateral Agreements to which either Dataflex or DSC is a party will be, legal, valid and binding obligations of Dataflex or DSC, as the case may be, enforceable against Dataflex or DSC, as the case may be in accordance with their respective terms subject to bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, receivership, moratorium and similar laws affecting creditors rights generally.

          3.1.2  Corporate Status.

                 (a) Each of Dataflex and DSC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to carry on its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

                 (b) Each of Dataflex and DSC is duly qualified or licensed to do business and is in good standing in each of the jurisdictions specified in Schedule 3.1.2(b), which are the only jurisdictions in which the operation of the Business or the character of the properties owned, leased or operated by it in connection with the Business makes such qualification or licensing necessary.

                 (c) Each of Dataflex and DSC has delivered to Buyer complete and correct copies of its certificate of incorporation and bylaws or other organizational documents, in each case, as amended and in effect on the date hereof. Neither Dataflex nor DSC is in violation of any of the provisions of its certificate of incorporation or bylaws or any other organizational documents.

                 (d) All the issued and outstanding shares of capital stock of DSC are owned of record and beneficially by Dataflex with no other party owning any rights in or with respect thereto.

          3.1.3 No Conflicts, etc. The execution, delivery and performance by each of Dataflex and DSC of this Agreement and each of the Collateral Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation of or a default under (with or without the giving of notice or the lapse of time or both) (i) any Applicable Law applicable to either Seller, or any Affiliate of either Seller or any of the properties or assets of either Seller (including but not limited to the Assets), (ii) the certificate of incorporation or bylaws or other organizational documents of either Seller or (iii) except as set forth in Schedule 3.1.3, any Contract or other contract, agreement or other instrument to which Dataflex or DSC or any of their Affiliates is a party or by which either Seller or any of their respective properties or assets, including but not limited to the Assets, may be bound or affected. Except as specified in Schedule 3.1.3, no Governmental Approval or other consent is required to be obtained or made by either Seller in connection with the execution and delivery of this Agreement or the Collateral Agreements or the consummation of the transactions contemplated hereby or thereby.

          3.1.4 Financial Statements. Sellers have delivered to Vanstar and Buyer (a) consolidated financial statements of Dataflex and its subsidiaries as at and for the periods ended March 31, 1994 and 1995 together with, in each case, a report thereon by Sellers' Accountants and the unaudited, consolidated financial statements of Dataflex and its subsidiaries as at March 31, 1996 (collectively, the "Annual Financial Statements") and
(b) an audited combined Statement of Net Assets Sold of the Business as at and for the period ended March 31, 1996 together with a report thereon by Sellers' Accountants (the "Business Financial Statements"), including in each case a balance sheet, and in each case except for the Business Financial Statements, a statement of income and retained earnings and a statement of cash flows (the Annual Financial Statements and the Business Financial Statements are hereinafter collectively referred to as the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. Except as set forth on Schedule 3.1.4, the Business Financial Statements have been prepared on a basis consistent with the Annual Financial Statements. Except as set forth on
Schedule 3.1.4, the balance sheet for the period ended March 31, 1996 included in the Business Financial Statements (the "Cut-off Date Balance Sheet") does not include the Excluded Assets and Excluded Liabilities or any other material assets or liabilities (such as the Onyx Receivables and the Valtron Receivables and any other assets or liabilities associated with the Valtron Business or the Onyx Business) not intended to constitute a part of the Business or the Assets, and presents fairly the financial condition of the Business as of the Cut-off Date.

          3.1.5 Absence of Undisclosed Liabilities. Neither Seller has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, arising out of or relating to the Business, except (a) as set forth in Schedule 3.1.5, (b) as and to the extent disclosed or reserved against in the Cut-off Balance Sheet and (c) for liabilities and obligations that (i) were incurred after the date of the Cut-off Balance Sheet in the ordinary course of business consistent with prior practice and
(ii) individually and in the aggregate are not material to the Business and have not had or resulted in, and will not have or result in, a Material Adverse Effect. Except to the extent specifically disclosed in Schedule 3.1.5, none of the employees of the Business is now or will by the passage of time hereinafter become entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to such date that is not reflected as an accrued liability on the Cut-off Balance Sheet.

          3.1.6  Taxes.

                 (a) Sellers have (or by the Closing will have) duly and timely filed all Tax Returns relating to the Business with respect to Taxes required to be filed on or before the Closing Date ("Covered Returns"). Except for Taxes set forth on
Schedule 3.1.6(a), which are being contested in good faith and by appropriate proceedings, the following Taxes ("Covered Taxes") have (or by the Closing Date will have) been duly and timely paid: (i) all Taxes shown to be due on the Covered Returns, (ii) all deficiencies and assessments of Taxes of which notice has (or by the Closing Date will have) been received by either Seller that are or may become payable by Vanstar, Buyer or any of their Affiliates or chargeable as a lien upon the Business, and (iii) all other Taxes due and payable on or before the Closing Date for which neither filing of Covered Returns nor notice of deficiency or assessment is required, if Seller is or reasonably should be (or by the Closing Date will be or reasonably should be) aware that are or may become payable by Buyer or chargeable as a lien upon the Business. All Taxes required to be withheld by or on behalf of either Seller in connection with amounts paid or owing to any employee, independent contractor, creditor or other party with respect to the Business ("Withholding Taxes") have been withheld, and such withheld taxes have either been duly and timely paid to the proper Governmental Authorities or set aside in accounts for such purpose.

               (b) Except as set forth on Schedule 3.1.6(b), no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Covered Taxes or Withholding Taxes, and no power of attorney with respect to any such Taxes, has been filed with the IRS or any other Governmental Authority.

               (c) Except as set forth on Schedule 3.1.6(c), (i) there are no Covered Taxes or Withholding Taxes asserted in writing by any Governmental Authority to be due and (ii) no issue has been raised in writing by any Governmental Authority in the course of any audit with respect to Covered Taxes or Withholding Taxes. Except as set forth on Schedule 3.1.6(c), no Covered Taxes and no Withholding Taxes are currently under audit by any Governmental Authority. Except as set forth on Schedule 3.1.6(c), neither the IRS nor any other Governmental Authority is now asserting or, to the best knowledge of Sellers, threatening to assert against either Seller any deficiency or claim for additional Covered Taxes or any adjustment of Covered Taxes that would, if paid by Vanstar, Buyer or any of their Affiliates, have a Material Adverse Effect, and there is no reasonable basis for any such assertion of which either Seller is or reasonably should be aware.

               (d) Buyer shall not be required to deduct and withhold any amount pursuant to section 1445(a) of the Code upon the transfer of the Business to Buyer.

               (e) Except as set forth on Schedule 3.16(e), there is no litigation or administrative appeal pending or, to the best knowledge of Sellers, threatened against or relating to either Seller in connection with Covered Taxes.

          3.1.7  Absence of Changes.  Except as set forth in
Schedule 3.1.7, since the Cut-off Date, each Seller has conducted the Business applicable to it only in the ordinary course consistent with prior practice and has not, on behalf of, in connection with or relating to the Business or the Assets:

               (a)  suffered or permit to have occurred any
Material Adverse Effect;

               (b)  incurred any obligation or liability,
absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with prior practice, none of which liabilities, in any case or in the aggregate, could have a Material Adverse Effect;

               (c) discharged or satisfied any Lien other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Cut-off Date Balance Sheet and current liabilities incurred since the date thereof in the ordinary course of business consistent with prior practice;

               (d) mortgaged, pledged or subjected to Lien, any property, business or assets, tangible or intangible, held in connection with the Business;

               (e)  sold, transferred, leased to others or
otherwise disposed of any of the Assets, except for inventory sold in the ordinary course of business, or cancelled or compromised any debt or claim, or waived or released any right of substantial value;

               (f) received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a Material Adverse Effect;

               (g) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property Assets, or modified, failed to preserve, lost or suffered any diminution of value of any existing rights with respect thereto;

               (h)  made any material change in the rate of
compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any director, officer, employee, salesman, distributor or agent of either Seller;

               (i)  encountered any labor union organizing
activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material change in its relations with its employees, agents, customers or suppliers;

               (j) failed to replenish its Inventories in a normal and customary manner consistent with its prior practice and prudent business practices prevailing in the industry, or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any change in its selling, pricing, advertising or personnelpractices inconsistent with its prior practice and prudent business practices prevailing in the industry;

               (k) made any capital expenditures or capital additions or improvements in excess of an aggregate of $50,000;

               (l) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body other than in the ordinary course of business consistent with past practices but not in any case involving amounts in excess of $50,000;

               (m) entered into any transaction, contract or commitment other than in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, Taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby;

               (n) written up the carrying value of any of the Assets;

               (o) suffered any significant loss of employees, customers or suppliers;

               (p)  entered into any material employment,
compensation, consulting or collateral bargaining agreement with any Person or group, or modified or amended in any material respect the terms of any such existing agreement;

               (q) materially amended, modified or terminated, or agreed to amend, modify or terminate, any existing material contract, agreement, plan, lease, license, permit or franchise;

               (r) to the best knowledge of Sellers, exercising ordinary business prudence, taken any action or failed to take any action, the result of which can reasonably be expected to be a termination of or material default under any material contract, agreement, plan, lease, license, permit or franchise;

               (s) amended its certificate of incorporation, bylaws or other constituent corporate documents, except as may be necessary to facilitate the consummation of the transactions contemplated in this Agreement; or

               (t) made claims against any supplier or seller of Inventories in excess of amounts reasonably due either Seller with respect to defective goods or indemnity obligations of such suppliers or sellers; or

               (u) made any change or modification in Sellers' accounting practices, policies or procedures which in any way affect the Business, including any change or modification with respect to the allocation of revenues, costs and expenses applicable to the Business; or

               (v)  taken any action or omitted to take any
action that would result in the occurrence of any of the foregoing.

          3.1.8 Litigation. Except as set forth on Schedule 3.1.8, there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened against either Seller in connection with the Assets or the Business or against or relating to the transactions contemplated by this Agreement, and neither Seller knows or has reason to be aware of any basis for the same. Except as set forth in such Schedule 3.1.8, no citations, fines or penalties have been asserted against either Seller under any Environmental Law or any foreign, federal, state or local law relating to occupational health or safety.

          3.1.9  Compliance with Laws; Governmental Approvals and
Consents; Governmental Contracts.

                 (a) Except as disclosed in Schedule 3.1.9(a) each Seller has, to the best knowledge of Sellers after investigation, complied in all material respects with all Applicable Laws applicable to or otherwise in any manner affecting the Business or the Assets, and neither Seller has received any notice alleging any such conflict, violation, breach or default.

               (b)  Schedule 3.1.9(b) sets forth all Governmental
Approvals and other Consents necessary for, or otherwise material to, the conduct of the Business.

          Except as set forth in Schedule 3.1.9(b), all such Governmental Approvals and Consents have been duly obtained and are in full force and effect, and, to the best knowledge of Sellers after investigation, each Seller is in compliance with each of such Governmental Approvals and Consents held by it with respect to the Assets and the Business.

               (c) Schedule 3.1.9(c) sets forth all Contracts with any Governmental Authority.

               (d)  Each Seller has filed with the proper
authorities all statements and reports required by the laws, regulations, licensing requirements and orders to which it or any of its employees (because of his or her activities on behalf of his or her employer) is subject.

               (e)  To the best knowledge of Sellers, using
ordinary business prudence but without commissioning or conducting a special investigation, there are no proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to the business, operations or properties of or related to the Business and which might adversely affect the properties, assets, liabilities, operations or prospects of the Business, either before or after the Closing Date.

          3.1.10 Operation of the Business. Except as set forth in Schedule 3.1.10, the Business has been conducted only through Dataflex and DSC and not through any direct or indirect subsidiary or Affiliate of Dataflex or DSC.

          3.1.11 Assets. Except as disclosed in Schedule 3.1.11, Sellers have good title to all the Assets free and clear of any and all Liens. The Assets comprise all assets and services used in the Business. The Assets, taken as a whole, constitute all the properties and assets relating to or used or held for use in connection with the Business during the past twelve months (except Inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, Contracts fully performed, properties or assets replaced by equivalent or superior properties or assets, in each case in the ordinary course of business, and the Excluded Assets). Except for Excluded Assets, there are no assets or properties used in the operation of the Business and owned by any Person other than Sellers that will not be leased or licensed to Buyer under valid, current leases or license arrangements. The Assets are in all material respects adequate for the purposes for which such assets are currently used or are held for use, and are in reasonably good repair and operating condition (subject to normal wear and tear) and, to the knowledge of Sellers, there are no facts or conditions affecting the Assets which could, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use. At the Closing, Sellers will convey to Buyer, good and marketable title to all of the Assets, free and clear of all Liens, other than Permitted Liens. Upon conveyance of the Assets to Buyer at the Closing, Buyer shall acquire and hold good and marketable title to the Assets, free and clear of all Liens except for Permitted Liens.

          3.1.12 Contracts.

                 (a) Schedule 3.1.12(a) contains a complete and correct description of all agreements, contracts, commitments and other instruments and arrangements (whether written or oral) of the types described below (x) by which any of the Assets are bound or affected or under which either Seller or any of its respective assets, businesses or operations receive benefits, including, without limitation, the names and addresses of all others who are parties thereto, or receive benefits thereunder, or (y) to which either Seller is a party or by which either Seller is bound in connection with the Business or the Assets (the "Contracts"):

                 (i)     leases, licenses, permits, franchises,
insurance policies, Governmental Approvals and other contracts concerning or relating to the Leased Real Property;

                (ii)     employment, bonuses, vacations,
pensions, profit sharing, retirement, stock options, stock purchases, employee discounts or other employee benefits, consulting, agency, collective bargaining or other similar contracts, agreements, and other instruments and arrangements relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants;

               (iii) loan agreements, indentures, letters of credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, and other agreements and instruments relating to the borrowing of money or obtaining of or extension of credit;

                (iv)     licenses, licensing arrangements and
other contracts providing in whole or in part for the use of, or limiting the use of, any Intellectual property;

                 (v)     brokerage or finder's agreements;

                (vi)     joint venture, partnership and similar
contracts involving a sharing of profits or expenses (including but not limited to joint research and development and joint marketing contracts);

               (vii) asset purchase agreements and other acquisition or divestiture agreements, including but not limited to any agreements relating to the sale, lease or disposal of any Assets (other than sales of Inventory in the ordinary course of business) or involving continuing indemnity or other obligations;

              (viii) orders and other contracts for the purchase or sale of Inventories, materials, supplies, products or services open or as to which any liability will exist as of the Closing Date, each of which involves aggregate payments in excess of $50,000;

                (ix)     contracts with respect to which the
aggregate amount that could reasonably expected to be paid or received thereunder in the future exceeds $50,000;

                 (x)     sales agency, manufacturer's
representative, marketing or distributorship agreements;

                (xi)     contracts, agreements or arrangements
with respect to the representation of the Business in foreign countries;

               (xii)     master lease agreements providing for
the leasing of either (A) personal property primarily used in, or held for use primarily in connection with, the Business and (B) other personal property;

              (xiii)     contracts, agreements or commitments
with any director, officer, employee, or Affiliate of either
Seller, or with any holder of more than five percent (5%) of any class of capital stock of Dataflex outstanding; and

               (xiv)     any other contracts, agreements or
commitments that are material to the Business.

               (b) Sellers have delivered to Vanstar and Buyer complete and correct copies of all written Contracts, together with all amendments thereto, and accurate descriptions of all material terms of all oral Contracts, set forth or required to be set forth in Schedule 3.1.12(a).

  All Contracts are in full force and effect and enforceable against each party thereto. Neither Seller has received notice of any plan or intention of any party to any Contract to exercise any right to cancel or terminate any Contract. To the best knowledge of Sellers after investigation, there does not exist under any Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of either Seller or, to the best knowledge of Sellers after investigation, any other party thereto, except as set forth in
Schedule 3.1.12(c) and except for such events or conditions that, individually and in the aggregate, (i) has not had or resulted in, and will not have or result in, a Material Adverse Effect and
(ii) has not and will not materially impair the ability of either Seller to perform its obligations under this Agreement and under the Collateral Agreements. Except as set forth in Schedule 3.1.12(c), no consent of any third party is required under any Contract as a result of or in connection with, and the enforceability of any Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement or any of the Collateral Agreements or the consummation of the transactions contemplated thereby.

               (d) Neither Seller has outstanding any power of attorney relating to the Business.

          3.1.13 Territorial Restrictions. Except as described in Schedule 3.1.13, neither Seller is restricted by any written agreement or understanding with any other Person from carrying on the Business anywhere in the world. Neither Vanstar, Buyer, nor any of their Affiliates will, as a result of its purchase of the Business from Sellers pursuant hereto and the assumption of the Assumed Liabilities, become restricted in carrying on the Business anywhere in the world as a result of any Contract or other agreement to which either of the Sellers is a party or by which either is bound.

          3.1.14 Inventories. Except as specifically described on Schedule 3.1.14 hereto, all Inventories reflected on the Cut-off Date Balance Sheet consist of items of quality and quantity which are useable or saleable in the ordinary course of business of Sellers in the conduct of the Business and items of below standard quality and items not useable or saleable in the ordinary course of Sellers' business have been written down in value in accordance with good business practices to estimated net realizable market values or adequate reserves have been provided therefor. The values at which the Inventories are carried on the Cut-off Date Balance Sheet as at the Cut-off Date reflect the normal valuation policy of Sellers in setting Inventory at the lower of cost or net realizable market values, all in accordance with GAAP. Except as set forth on Schedule 3.1.14, since the Cut-off Date, Inventories have been maintained at normal and adequate levels for the continuation of the Business in its normal course, no change has occurred in such Inventories which affect or will affect the useability or salability thereof, no write-downs or write-ups of the value of such Inventories has occurred and no additional amounts have been reserved with respect to such Inventories. Schedule 3.1.14 lists the locations of all Inventories together with a brief description of the type and amount at each location.

          3.1.15 Customers. Schedule 3.1.15 sets forth (a) the names and addresses of all customers of each Seller that ordered products, goods or services from either Seller with an aggregate value for each such customer of $100,000 or more during the twelve month period ended March 31, 1996 and which relate to the Business and (b) the amount for which each such customer was invoiced during such period. Neither Seller has received any notice and neither Seller has any reason to believe that any significant customer of either Seller (i) has ceased, or will cease, to use the products, goods or services of either Seller which relate to the Business, (ii) has substantially reduced, or will substantially reduce, the use of products, goods or services of either Seller which relate to the Business or (iii) has sought, or is seeking, to reduce the price it will pay for products, goods or services of either Seller, which relate to the Business, including in each case after the consummation of the transactions contemplated hereby. To the best knowledge of Sellers, no customer of either Seller with respect to the Business described in clause (a) of this section has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement and the Collateral Agreements.

          3.1.16 Suppliers. Schedule 3.1.16 sets forth (a) the names and addresses of all suppliers from which either Seller ordered Inventories, and other products, goods and services with an aggregate purchase price for each such supplier of $100,000 or more during the twelve month period ended March 31, 1996 and which relate to the Business and (b) the amount for which each such supplier invoiced such Seller during such period. Neither Seller has received any notice from any such supplier indicating that there is or will be a material change in the price of such items or services, and neither Seller has any reason to believe that there will be any such material change in the price of such items or services, or that any such supplier will not sell such items to Buyer at any time after the Closing Date on terms and conditions similar to those used in its current sales to such Seller, subject to general and customary price increases. To the best knowledge of Sellers, no supplier to either Seller described in clause (a) of the first sentence of this section has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement or the Collateral Agreements.

          3.1.17 Product Warranties.  Except as set forth in
Schedule 3.1.17 and for warranties under Applicable Law, (a) there are no warranties, express or implied, written or oral, with respect to the products of the Business and (b) there are no pending or threatened claims with respect to any such warranty, and (c) neither Seller has, and to the best knowledge of Sellers, neither Vanstar, Buyer nor any of their Affiliates will have, any liability, after the Closing, with respect to any such warranty, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

          3.1.18 Absence of Certain Business Practices. Neither of the Sellers, nor any officer, employee or agent of either Seller, or any other Person acting on their behalf, has, directly or indirectly, within the past five years given or agreed to give any gift, bribe, rebate or kickback or otherwise provided any similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Seller or the Business (or assist Seller in connection with any actual or proposed transaction relating to the Business) (i) which subjected or might have subjected Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) which if not given in the past, might have had a Material Adverse Effect, (iii) which if not continued in the future, might have a Material Adverse Effect or subject Seller to suit or penalty in any private or governmental litigation or proceeding, (iv) for any of the purposes described in Section 162(c) of the Code or (v) for the purpose of establishing or maintaining any concealed fund or concealed bank account.

          3.1.19 Intellectual Property.

               (a)  Title.  Schedule 3.1.19(a) contains a
complete and correct list and a brief description of all Intellectual Property that is owned by either Seller and primarily related to, used in, held for use in connection with, or necessary for the conduct of, or otherwise material to the Business (the "Owned Intellectual Property"). Sellers own or have the exclusive right to use pursuant to license, sublicense, agreement or permission all Intellectual Property Assets, free from any Liens (other than Permitted Liens) and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. No Affiliate of either Seller owns or has any interest in or with respect to any Intellectual Property Asset and the Intellectual Property Assets comprise all of the Intellectual Property necessary for Buyer to conduct and operate the Business following the Closing as now being conducted by Sellers.

               (b) Transfer. Except as described on Schedule 3.1.19(b), immediately after the Closing, Buyer will have all of Sellers' rights with respect to all of the Owned Intellectual Property and will have a right to use all other Intellectual Property Assets, free from any Liens (other than Permitted Liens) and on the same terms and conditions as in effect prior to the Closing.

               (c) No Infringement. The conduct of the Business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. To the knowledge of Sellers, after investigation, none of the Intellectual Property Assets is being infringed or otherwise used or available for use, by any other Person.

               (d) Licensing Arrangements. Schedule 3.1.19(d) sets forth all agreements, arrangements or laws (i) pursuant to which either Seller has leased or licensed Intellectual Property Assets, or the use of Intellectual Property Assets as otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) by, any other Person and (ii) pursuant to which either Seller has had Intellectual Property licensed to it, or has otherwise been permitted to use Intellectual Property (through non-assertion, settlement or similar agreements or otherwise) together with a brief description of the Intellectual Property Assets covered thereby. All of the agreements or arrangements set forth on Schedule 3.1.19(d) (x) are in full force and effect in accordance with their terms and no default exists thereunder by either Seller, or to the knowledge of either Seller, diligent investigation by any other party thereto, (y) are free and clear of all Liens, and (z) do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement. Sellers have delivered to Vanstar and Buyer true and complete copies of all licenses and arrangements (including amendments) set forth on
Schedule 3.1.19(d). All royalties, license fees, charges and other amounts payable by, on behalf, to, or for the account of, Sellers in respect of Intellectual Property are disclosed in the Cut-off Date Balance Sheet.


               a. No Intellectual Property Litigation. No claim or demand of any Person has been made nor is there any proceeding that is pending, or to the knowledge of either Seller, after investigation, threatened, nor is there a reasonable basis therefor, which (i) challenges the rights of either Seller in respect of any of the Intellectual Property, (ii) asserts that either Seller is infringing or otherwise in conflict with, or is, except as set forth in Schedule 3.1.19(e), required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (iii) claims that any default exists under any agreement or arrangement listed on Schedule 3.1.19(d). None of the Intellectual Property Assets is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation within the last five years, whether or not resolved in favor of either Seller.

               b.     Due Registration, etc.  The Owned
Intellectual Property has been duly registered with, filed and/or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright Office or such other filing offices, domestic or foreign, and each Seller has taken such other actions, to ensure full protection under any applicable laws and regulations, and such registrations, filings, issuances and other actions remain in full force and effect, in each case to the extent material to the Business.

               c. Use of Name and Mark. Except as set forth in Schedule 3.1.19(g), there are, and immediately after the Closing will be, no contractual restrictions or limitations pursuant to any order, decisions, injunctions, judgments, awards or decrees of any Governmental Authority on Buyer's right to use the names and marks set forth on Schedule 3.1.19(g) in the conduct of the Business as presently carried on by Sellers or as such Business may be carried on and extended by Buyer following the Closing.


          (d) Insurance. Schedule 3.1.20 contains a complete and correct list and summary description of all insurance policies maintained by Sellers for the benefit of or in connection with the Assets or the Business. Sellers have delivered to Vanstar and Buyer complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect, and all premiums due thereon have been paid. To the best knowledge of Sellers, each Seller has complied in all material respects with the terms and provisions of such policies. Schedule 3.1.20 sets out all claims made by Sellers under any policy of insurance during the past two years with respect to the Business and in the opinion of Sellers reasonably formed and held, there is no basis on which a claim should or could be made under any such policy with respect to it.

          2. Real Property.

               a.     Neither Seller owns, directly or
indirectly, nor does either Seller have any fixed or contingent obligation to acquire, any interest in real property that is used in any manner in connection with the Business.

               b.     Schedule 3.1.21(b) hereto contains a
complete and correct list of all Leases, setting forth the address, landlord and tenant for each Lease. Sellers have delivered to Vanstar and Buyer correct and complete copies of the Leases. Each Lease is legal, valid, binding, enforceable, and in full force and effect. Neither of the Sellers nor any other party is in default, violation or breach in any material respect under any Lease, and no event has occurred and is continuing that constitutes or, with notice or the lapse of time or both, would constitute a default, violation or breach in any respect under any Lease. Each Seller enjoys peaceful and undisturbed possession under its Leases.

               c. The Leased Real Property constitutes all of the real property leased, occupied or utilized by either Seller in any manner in connection with the Business or the Assets.

          3. Environmental Matters.

               a. Compliance with Environmental Laws. To the best knowledge of Sellers after investigation, each Seller has complied and is in compliance in all material respects with all applicable Environmental Laws pertaining to the Leased Real Property or any of the properties and assets of the Business and the use and ownership thereof, and to the operation of the Business. No violation by Seller is being alleged of any applicable Environmental Law relating to any of the properties and assets of the Business including the Leased Real Property or the use or ownership thereof, or to the operation of the Business.

               b.     Other Environmental Matters.

                    (1)     Neither of the Sellers nor any other
Person (including any tenant or subtenant) has caused or taken any action that will result in, and neither Seller is subject to, any material liability or obligation relating to (x) the environmental conditions on, under, or about any real property or other properties leased, operated or used by either Seller or any predecessor thereto, including the Leased Real Property, at the present time or in the past, including without limitation, the air, soil and groundwater conditions at such properties or (y) the past or present use, management, handling, transport, treatment, generation, storage, disposal or Release of any Hazardous Materials.

                    (2)     To the best knowledge of Sellers
after investigation, Sellers have disclosed and made available to Vanstar and Buyer all information, including, without limitation, all studies, analyses and test results, in the possession, custody or control of or otherwise known to either Seller relating to (x) the environmental conditions on, under or about any real property, including the Leased Real Property, or other properties or assets owned, leased, operated or used by either Seller or any predecessor in interest thereto at the present time or in the past, and (y) any Hazardous Materials used, managed, handled, transported, treated, generated, stored or released by either Seller or any other Person on, under, about or from the Leased Real Property, or otherwise in connection with the use or operation of any of the properties and assets of either Seller, or the Business.

          4. Employees, Labor Matters, etc. Except as set forth in Schedule 3.1.23, neither Seller is a party to or bound by any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or, to the best knowledge of Sellers, attempting to represent any employees employed in the operation of the Business. To the best knowledge of Sellers after investigation, there has not occurred or been threatened, any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees employed in the operation of the Business. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the best knowledge of Sellers after investigation, threatened with respect to any employee employed in the operation of the Business. To the best knowledge of Sellers, each Seller has complied and will comply through the Closing with all provisions of Applicable Law pertaining to the employment of employees, including, without limitation, all such Laws relating to labor relations, equal employment, fair employment practices, entitlement, prohibited discrimination or other similar employment practices or acts, except for any failure so to comply that, individually or together with all such other failures, has not and will not result in a material liability or obligation on the part of Vanstar, Buyer or any of their Affiliates or the Business, and has not had or resulted in, and will not have or result in, a Material Adverse Effect.

          5. Employee Benefit Plans. Schedule 3.1.24 lists each pension, retirement, profit-sharing, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, or any other employee benefit plan, including, without limitation, any "employee benefit plan" as defined in
Section 3(3) of ERISA, to which either Seller contributes or to which either Seller is a party or by which either Seller is bound or under which either Seller may have any liability and under which employees or former employees of either Seller involved in the Business (or their beneficiaries) are eligible to participate or derive a benefit ("Employee Benefit Plans"). Sellers have delivered to Vanstar and Buyer true, correct and complete copies of all Employee Benefit Plans. None of the Assets is subject to any lien in favor of, or enforceable by, the Pension Benefit Guaranty Corporation.

          6. Confidentiality. Except as set forth on Schedule 3.1.25, to the best knowledge of Sellers, each Seller has taken all steps necessary to preserve the confidential nature of all material confidential information (including, without limitation, any proprietary information) with respect to the Business, including but not limited to information relating to the distribution, marketing or pricing of any of its products or services or any promotional plans related thereto.

          7. No Guarantees. Except as set forth on Schedule 3.1.26, none of the obligations or liabilities of the Business or of either Seller incurred in connection with the operation of the Business is guaranteed by or subject to a similar contingent obligation of any other Person. Neither Seller has guaranteed or become subject to a similar contingent obligation in respect of the obligations or liabilities of any other Person. Except as set forth on Schedule 3.1.26, there are no outstanding letters of credit, surety bonds or similar instruments of either Seller or any Affiliate of either Seller in connection with the Business or the Assets.

          8. Records. The minute books of Sellers insofar as they relate to or affect the Business and the Assets are substantially complete and correct in all material respects. The books of account of Sellers, insofar as they relate to or affect the Business and the Assets, are sufficient to prepare the Financial Statements in accordance with GAAP. There are no false or fictitious entries on the books and records of either Seller.

          9. Brokers, Finders, etc. All negotiations relating to this Agreement and the Collateral Agreements, and the transactions contemplated hereby and thereby, have been carried on without the participation of any Person acting on behalf of either Seller or any Affiliate of either Seller in such manner as to give rise to any valid claim against the Assets, Vanstar, Buyer or any of their Affiliates for any brokerage or finder's commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent or sales representative of or consultant to either Seller or any Affiliate of either Seller upon consummation of the transactions contemplated hereby or thereby or otherwise.

          10. Disclosure. Except to the extent specifically limited with regard to the knowledge of any Person in this
Article III, no representation or warranty by either Seller contained in this Agreement nor any certificate or agreement furnished or to be furnished by or on behalf of either Seller to Vanstar or Buyer or their representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading. There is no fact (other than matters of a general economic or political nature which do not affect the Business uniquely) known to either Seller that has not been disclosed by Sellers to Vanstar and Buyer that might reasonably be expected to have or result in a Material Adverse Effect with respect to the Business or the Assets.

          11. Receivables. All of Sellers' Accounts Receivable which have arisen in connection with the Business and which are reflected in the Financial Statements, and all such receivables which will have arisen since the Cut-off Date through the Closing, shall have arisen only from bona fide transactions in the ordinary course of business. Neither Seller has any knowledge of any facts or circumstances generally (other than general economic conditions) which would result in any material increase in the uncollectability of such receivables in excess of the reserves therefor set forth on the Cut-off Balance Sheet.
Schedule 3.1.30 hereto accurately lists as of the Cut-off Date all receivables arising out of or relating to the Business, the amount owing and the aging of such receivables, the name and last known address of the party from whom such receivable is owing, and any security in favor of either Seller for the repayment of such receivable which such Seller purports to have. Sellers have delivered to Vanstar and Buyer complete and correct copies of all instruments, documents and agreements evidencing such receivables and of all instruments, documents or agreements, if any, creating security therefor ("Security"). To the best knowledge of Sellers, each Seller has valid and perfected security interests in such Security (to the extent such priority may be obtained under Applicable Law by possession of such Security or the filing of financing statements or similar documents with respect thereto).

          12. Backlog. All of Sellers' backlog of unfilled orders for products manufactured or sold by either Seller in or with respect to the Business represent bona fide transactions incurred in the ordinary course of the respective business of such Seller and are set forth in Schedule 3.1.31 hereto.

          13. Liabilities to Affiliates.  Except as set forth on
Schedule 3.1.32, as of the Closing, the Assumed Liabilities will not include any amounts owed by DSC to Dataflex or by Dataflex to DSC or any other amounts owing to any other Affiliate of Dataflex or any Person acting as the transferee of any of them.

          14. Excluded Businesses.   The Cutoff Date Balance
Sheet does not reflect and the Net Worth Report will not reflect any asset, liability, cost, expense, income or other item constituting an asset, liability, cost, expense, income or other item of or properly attributable to, the Valtron Business or the Onyx Business.

     A.     Representations and Warranties of Vanstar and Buyer.
Vanstar and Buyer, jointly and severally, represent and warrant to Sellers as follows:

          1. Corporate Status; Authorization, etc. Each of Vanstar and Buyer is a corporation duly organized, validly existing and in good standing, under the laws of the jurisdiction of its incorporation with full corporate power and authority to execute and deliver this Agreement and the Collateral Agreements to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Vanstar and Buyer of this Agreement, and the consummation of the transactions contemplated hereby, have been, and on the Closing Date the Collateral Agreements to which it is a party will have been, duly authorized by all requisite corporate action of Vanstar and Buyer. Each of Vanstar and Buyer has duly executed and delivered this Agreement and on the Closing Date each of Vanstar and Buyer will have duly executed and delivered the Collateral Agreements to which it is a party. This Agreement is, and on the Closing Date each of the Collateral Agreements to which Vanstar or Buyer is a party will be, valid and legally binding obligations of Vanstar or Buyer, as the case may be, enforceable against Vanstar or Buyer, as the case may be, in accordance with their respective terms.

          2. No Conflicts, etc. The execution, delivery and performance by each of Vanstar and Buyer of this Agreement and each of the Collateral Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation of or under (with or without the giving of notice or the lapse of time, or both) (i) the articles of incorporation or bylaws of Vanstar and Buyer, (ii) any Applicable Law applicable to Vanstar, Buyer, or any of their Affiliates or any of their properties or assets or (iii) any contract, agreement or other instrument applicable to Vanstar, Buyer or any of their Affiliates or any of their properties or assets, except, in the case of clause (iii), for violations and defaults that, individually and in the aggregate, have not and will not materially impair the ability of Vanstar or Buyer to perform its obligations under this Agreement or under any of the Collateral Agreements to which it is a party. Except as specified in Schedule 3.2.2, no Governmental Approval or other Consent is required to be obtained or made by Vanstar or Buyer in connection with the execution and delivery of this Agreement or the Collateral Agreements or the consummation of the transactions contemplated thereby.

          3. Litigation. There is no action, claim, suit or proceeding pending, or to the best knowledge of Vanstar or Buyer, threatened, by or against or affecting Vanstar, Buyer or any of their Affiliates in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby.

          4. Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of Vanstar or Buyer in such manner as to give rise to any valid claim against either Seller for any brokerage or finder's commission, fee or similar compensation.


ARTICLE I.     COVENANTS

     A.     Covenants of Sellers.

          1. Conduct of Business. From the date hereof to the Closing Date, except as expressly permitted or required by this Agreement or as otherwise consented to by Vanstar and Buyer in writing, each Seller will:

               a. carry on the Business in, and only in, the ordinary course, in substantially the same manner as heretofore conducted, and with respect to the Business, use all reasonable efforts to preserve intact its present business organization, maintain its properties in good operating condition and repair, keep available the services of its present officers and significant employees, and preserve its relationship with customers, suppliers and others having business dealings with it, with the goal and intent that its goodwill and ongoing business shall be in all material respects unimpaired following the Closing;

               b. pay accounts payable and other obligations of the Business when they become due and payable in the ordinary course of business consistent with prior practice;

               c. perform in all material respects all of its obligations under all Contracts and other agreements and instruments relating to or affecting the Business or the Assets, and comply in all material respects with all Applicable Laws applicable to it, the Assets or the Business:

               d.     other than sales and purchases of
Inventories in the ordinary course where delivery is contemplated not later than the calendar month following the Determination Date, not enter into or assume any material agreement, contract or instrument relating to the Business, or enter into or permit any material amendment, supplement, waiver or other modification in respect thereof;

               e. not grant (or commit to grant) any increase in the compensation (including incentive or bonus compensation) of any employee employed in the operation of the Business (other than normal merit pay increases made in the ordinary course of the Business, consistent with past practices) or institute, adopt or amend (or commit to institute, adopt or amend) any compensation or benefit plan, policy, program or arrangement or collective bargaining agreement applicable to any such employee;

               f. continue all policies of insurance relating to the Business in full force and effect;

               g. not make any change or modification in Sellers' accounting practices, policies or procedures which in any way affect the Business, including any change or modification with respect to the allocation of revenues, costs and expenses applicable to the Business; and

               h. not take any action or knowingly omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth in
Section 3.1.

          2. No Solicitation. Neither of the Sellers nor any Affiliate of either of the Sellers, nor any Person acting on either's behalf shall (i) solicit or encourage any inquiries or proposals for, or enter into any discussions with respect to, the acquisition of any properties and assets held for use in connection with, necessary for the conduct of, or otherwise material to, the Business or (ii) furnish or cause to be furnished any non-public information concerning the Business to any Person (other than Buyer and its agents and representatives), other than in the ordinary course of business or pursuant to Applicable Law and after prior written notice to Buyer. Neither Seller shall sell, transfer or otherwise dispose of, grant any option or proxy to any Person with respect to, create any Lien upon, or transfer any interest in, any Asset, other than in the ordinary course of business and consistent with this Agreement. Neither Seller shall transfer or otherwise dispose of, grant any option or proxy to any Person with respect to, create any Lien upon, or transfer any interest in, any of the capital stock of DSC which would impair either Seller's ability to perform its obligations hereunder, other than pursuant to the provisions of this Agreement.

          3.     Access and Information.

               a.     Subject to the remainder hereof, each
Seller will retain all books and records relating to the Business (and which are not transferred to Vanstar or Buyer hereunder or pursuant hereto) in accordance with Sellers' record retention policies as presently in effect and will make such books and records available to Vanstar and Buyer from time to time, upon reasonable notice, for the purpose of making copies of or extracts therefrom in connection with tax matters or similar corporate purposes. During the seven-year period beginning on the Closing Date, neither Seller shall dispose of or knowingly permit the disposal of any such books and records without first giving 60 days' prior written notice to Vanstar and Buyer offering to surrender the same to Vanstar or Buyer at Vanstar's or Buyer's expense.

          4. Public Announcements. Except as required by Applicable Law, neither Seller shall, and neither Seller shall permit any Affiliate to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Vanstar and Buyer.

          5.     Further Actions.

               a. Each Seller agrees to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Expected Closing Date.

               b. Other than providing any notices permitted to be delivered to creditors under any bulk sales or similar laws, the provision of which is elective, Sellers will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by either of them pursuant to Applicable Law in connection with this Agreement, the Collateral Agreements, the sale and transfer of the Assets pursuant to this Agreement and the consummation of the other transactions contemplated thereby, including but not limited to any necessary filings pursuant to the HSR Act.

               c. Sellers, as promptly as practicable, will use all reasonable efforts to obtain, or cause to be obtained, all Consents (including, without limitation, all Governmental Approvals and any Consents required under any contract) necessary to be obtained by either of them in order to consummate the sale and transfer of the Assets pursuant to this Agreement and the consummation of the other transactions contemplated thereby.

               d. Each Seller will, and will cause each of its Affiliates to, coordinate and cooperate with Vanstar and Buyer in exchanging such information and supplying such assistance as may be reasonably requested by Vanstar or Buyer in connection with the filings and other actions contemplated by
Section 4.2.2.

               e. At all times prior to the Closing, each Seller shall promptly notify Vanstar and Buyer in writing of any fact, condition, event or occurrence known to either of them in the exercise of reasonable business prudence that will or may result in the failure of any of the conditions contained in Sections 5.1 and 5.2 to be satisfied, promptly upon either of them becoming aware of the same.

          6. Further Assurances. Following the Closing, each Seller shall, and shall cause each of its Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Vanstar or Buyer, to confirm and assure the rights and obligations provided for in this Agreement and in the Collateral Agreements and render effective the consummation of the transactions contemplated thereby. Without limiting the generality of the foregoing, the parties specifically contemplate closing the transactions contemplated herein prior to the time that full compliance by Sellers with the conditions precedent set forth in Sections 5.2.3, 5.2.7(b) and (c) and 5.2.8 will be practicable. As a result, notwithstanding the Closing, this
Section 4.1.6 shall require prompt delivery thereafter by Sellers of the consents, instruments and agreements called for herein, including in Sections 5.2.3, 5.2.7 and 5.2.8.

          7. Liability for Transfer Taxes. Sellers shall be responsible for the timely payment of, and shall indemnify and hold harmless Vanstar, Buyer and their Affiliates against, all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees ("Transfer Taxes"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement and the Collateral Agreements.
Sellers shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes (other than any elective notices permitted to be given to creditors as provided in any applicable bulk transfer laws), provided that Vanstar or Buyer shall be permitted to prepare any such Tax Returns that are the primary responsibility of Vanstar or Buyer under Applicable Law. Vanstar's or Buyer's preparation of any such Tax Returns shall be subject to Sellers' approval, which approval shall not be withheld unreasonably.

          8. Certificates of Tax Authorities. On or before the Closing Date, if reasonably obtainable, or promptly thereafter, Sellers shall provide to Vanstar and Buyer copies of certificates from the appropriate taxing authority stating that no Taxes are due to any state or other taxing authority for which Vanstar, Buyer or any of their Affiliates could have liability to withhold or pay Taxes with respect to the transfer of the Assets or the Business; provided, however, that any failure to provide such certificates to Vanstar and Buyer which is not the fault of either Seller shall not relieve Vanstar and Buyer of their obligations to complete the Closing. If Sellers shall fail to provide such certificates, Vanstar or Buyer may withhold such amount as may be necessary, based upon Vanstar's or Buyer's reasonable estimate of the amount of such potential liability, or as determined by the appropriate taxing authority, to cover such Taxes until such time as certificates are provided.

     B.     Covenants of Vanstar and Buyer.

          1. Public Announcements. Prior to the Closing, except as required by Applicable Law, neither Vanstar nor Buyer shall, and neither Vanstar nor Buyer shall permit any Affiliate to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Sellers.

          2.     Further Actions.

               a.     Vanstar and Buyer agree to use all
reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Expected Closing Date.

               b. Vanstar and Buyer will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by Vanstar or Buyer pursuant to Applicable Law in connection with this Agreement, the Collateral Agreements, Buyer's acquisition of the Assets pursuant to this Agreement and the consummation of the other transactions contemplated hereby and thereby, including but not limited to, any necessary filings pursuant to the HSR Act.

               c.     Vanstar and Buyer will coordinate and
cooperate with Sellers in exchanging such information and supplying such reasonable assistance as may be reasonably requested by either Seller in connection with the filings and other actions contemplated by Section 4.1.5.

               d. At all times prior to the Closing, Vanstar and Buyer shall promptly notify Sellers in writing of any fact, condition, event or occurrence that will or may result in the failure of any of the conditions contained in Sections 5.1 and
5.3 to be satisfied, promptly upon becoming aware of the same.

               e. Promptly following the Closing, Vanstar, Buyer and Sellers shall review the Onyx Business. Following that review, Vanstar and Buyer may elect, in their discretion, but subject to the approval of Onyx and Sellers, to accept an assignment of the Onyx Agreement or to modify or amend such agreement in a manner that would contemplate the continuation of the Onyx Business in any manner by or with Buyer. Vanstar, Buyer and Sellers shall also review such other ways or methods that might be acceptable to Vanstar and Buyer, in their discretion, and solely as an accommodation to Sellers, to assist Sellers in the collection of the Onyx Receivables and/or to assist Sellers in providing services or products pursuant to the Onyx Agreement.

Notwithstanding the foregoing, in no event shall Vanstar or Buyer in any way be obligated to enter into or otherwise consummate any arrangement relating to the Onyx Agreement or the Onyx Business or to otherwise incur any obligation or liability with respect thereto, all of which obligations and liabilities shall remain with and shall be discharged by Sellers except to the extent Vanstar and Buyer shall elect, in their discretion, to assume or discharge in connection with any arrangements that might be implemented pursuant to this Section 4.2.2(e). Nothing in this subsection is intended to nor shall it be interpreted or applied in such a fashion as to interfere with the rights of Sellers or any third party.

          3. Conduct of the Business. From and after the Closing and until the Determination Date, except as expressly permitted or required by this Agreement or as otherwise consented to by Sellers in writing, Vanstar and Buyer will:

               a. carry on the Business in, and only in the ordinary course, in substantially the same manner as previously conducted by Sellers;

               b. perform in all material respects all of their respective obligations, or the obligations assigned them hereunder, under all Contracts and other agreements and instruments relating to or affecting the Business or the Assets, and complying in all material respects with all Applicable Laws applicable to them, the Businesses or the Assets;

               c. apply all cash received from the operation of the Business (including, without limitation, cash received from the collection of Accounts Receivable), to the payment of liabilities and obligations relating solely to the Business (including, without limitation, the reimbursement payments to Dataflex for employees pursuant to Section 6.1(c) hereof), or to the purchase of inventory or other assets specifically related to the Business and which will be reflected as an asset on the Net Worth Report.

               d. except as may occur in the ordinary course, not permit any termination or any material modification or amendment or waive any obligation arising from or relating to Accounts Receivable or Vendor Receivables; and

               e. not make any change or modification in the accounting policies, procedures or practices utilized in or by the Business, or modify any database, computer software or device utilized in connection therewith (except that Vanstar and Buyer may install and operate their own systems, so long as Sellers are maintained intact); and

          4. Further Assurances. Following the Closing, Vanstar and Buyer each shall, and each shall cause all of its Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by either Seller, to confirm and assure the rights and obligations provided for in this Agreement and in the Collateral Agreements and render effective the consummation of the transactions contemplated thereby.

          5. Sellers' Records. Vanstar and Buyer will retain all books and records relating to the Business (and which are to be transferred by Sellers to Vanstar and Buyer hereunder) in accordance with their record retention policies as presently in effect and will make such books and records available to Sellers from time to time, upon reasonable notice, for the purpose of making copies of or extracts therefrom in connection with tax matters or similar corporate purposes. During the seven (7) year period beginning on the Closing Date, neither Vanstar nor Buyer shall dispose of or knowingly permit the disposal of any such books and records without first giving sixty (60) day's prior written notice to Sellers offering to surrender the same to Sellers at Sellers expense.

          6. Performance by Buyer. Vanstar hereby guarantees the performance of all covenants of Buyer contained herein and the payment and performance by Buyer of the Assumed Liabilities.

     C. Use of Business Names by Buyer. To the extent that the trademarks, service marks, brand names or trade, corporate or business names which are not part of the Assets (the "Names") of either Seller or of any of their Affiliates are used by the Business on stationery, signage, invoices, receipts, forms, packaging, advertising and promotional materials, product, training and service literature and materials, computer programs or like materials ( "Marked Materials") or appear on Inventory at the Closing, Vanstar and Buyer may use such Marked Materials or sell such Inventory after the Closing. In addition, for a period of not less than one year following the Closing, Vanstar and Buyer shall be entitled to use the Names, and variations thereof in connection with the Assets and the Business, including, but not limited to, collection of outstanding Accounts Receivable constituting part of the Assets; provided, however, Vanstar and Buyer agree that the foregoing right to use the Marked Materials and Names are for the limited purposes specified herein and that Vanstar and Buyer will cease using such Marked Materials and Names as soon as reasonably practicable. Notwithstanding the foregoing, Buyer and Vanstar shall only use the Marked Materials to the extent necessary to collect accounts receivable and assure the transition of the operations relating to the Business to Vanstar and Buyer and shall not seek to derive any other benefit therefrom. Without limiting the generality of the foregoing, Vanstar and Buyer shall use reasonable efforts to cover or conceal (without repackaging or causing damage) the Names displayed on packing cases, shipping materials, buildings, uniforms and other signage and shall have clearly indicate on any letterhead, purchase orders, notices or similar items the fact of the acquisition of the Business by Vanstar and Buyer, with the intent that customers of the Business not be confused as to the source of any Marked Materials utilized by Vanstar and Buyer.


ARTICLE II.          CONDITIONS PRECEDENT

     A. Conditions to Obligations of Each Party. The obligations of the parties to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

          1. HSR Act Notification. In respect of any necessary notifications of Vanstar, Buyer and Sellers pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or been terminated.

          2. No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority. No court or other Governmental Authority shall have determined any Applicable Law to make illegal the consummation of the transactions contemplated hereby or by the Collateral Agreements, and no proceeding with respect to the application of any such Applicable Law to such effect shall be pending.

     B. Conditions to Obligations of Buyer. The obligations of Vanstar and Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by Vanstar and Buyer, in their sole discretion) on or prior to the Closing Date of the following additional conditions, which each Seller agrees to use reasonable good faith efforts to cause to be fulfilled:

          1.     Representations, Performance.  The
representations and warranties of each Seller contained in this Agreement and in the Collateral Agreements (i) shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof, and (ii) shall be repeated and shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on and as of the Closing Date with the same effect as though made on and as of the Closing Date. Each Seller shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement and each of the Collateral Agreements to be performed or complied with by it prior to or on the Closing Date.

Each Seller shall have delivered to Vanstar and Buyer a duly authorized, properly executed certificate, dated the Closing Date to the foregoing effect.

          2. Financing. Vanstar and Buyer shall have obtained the consent of IBM Credit to the consummation of the transactions contemplated hereby, on terms and conditions reasonably satisfactory to Vanstar and Buyer.

          3. Consents. Sellers shall have obtained and shall have delivered to Vanstar and Buyer copies of (i) all Governmental Approvals required to be obtained by either Seller in connection with the execution and delivery of this Agreement and the Collateral Agreements and the consummation of the transactions contemplated hereby or thereby and (ii) all Consents (including, without limitation, all Consents required under any Contract), other than elective notices to creditors permitted under applicable bulk transfer laws, necessary to be obtained in order to consummate the sale and transfer of the Assets pursuant to this Agreement and the consummation of the other transactions contemplated thereby and by the Collateral Agreements, unless the failure to obtain any such Consent would not, individually or in the aggregate, have a Material Adverse Effect.

          4. No Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the Cut-off Date, that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, a Material Adverse Effect.

          5. Opinion of Counsel. Vanstar and Buyer shall have received an opinion, addressed to them and dated the Closing Date, from Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, counsel to Seller, in substance and form reasonably satisfactory to Vanstar and Buyer.

          6. Corporate, Other Proceedings. All corporate and other proceedings of Sellers in connection with this Agreement and the Collateral Agreements and the transactions contemplated thereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to Vanstar and Buyer and their counsel, and Vanstar and Buyer and their counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

          7. Transfer Documents. Sellers shall have delivered to Vanstar and Buyer at the Closing all documents, certificates and agreements necessary to transfer to Buyer good and marketable title to the Assets, free and clear of any and all Liens thereon, other than Permitted Liens, including without limitation:

               a.     a bill of sale, assignment and general
conveyance, in form and substance reasonably satisfactory to Vanstar and Buyer, dated the Closing Date, with respect to the Assets;

b. assignments of all Contracts, leases (including the Leases), Intellectual Property and any other agreements and instruments constituting Assets, dated the Closing Date, assigning to Buyer all of Sellers' rights, title and interests therein and thereto, with, at Vanstar's election, any required Consent endorsed thereon:

               c. certificates of title to all motor vehicles included in the Assets to be transferred to Buyer hereunder, duly endorsed for transfer to Buyer as of the Closing Date.

          8.     Vendor Arrangements.  To the extent
transferable, Vanstar and Buyer shall have received appropriate transfers of dealer or dealership authorizations from the major vendors to the Business, which shall include the transfer, without any material modification thereof, of the rights of each Seller to receive or otherwise participate in any special pricing arrangements, promotional programs, rebate arrangements, return policies or special terms (or Sellers will use their best efforts following Closing to assist Vanstar and Buyer in attempting to secure such transfers, to the extent transferable, in the event such transfers have not been received by Closing). Without limiting the foregoing, Sellers shall transfer to Vanstar and Buyer any economic benefits relating to any special pricing arrangements, promotional programs, rebate arrangements, return policies or special terms, applicable to the Business to the extent of any rights which either Seller may have in respect thereof.

          9. COBRA Obligations. Vanstar and Buyer shall have received assurances in form and substance satisfactory to them (that may include insurance certificates) that Sellers have made all provisions necessary under Applicable Law, including for these purposes proposed Regulation Section 1.162-26 et. seq., of the regulations currently proposed to be adopted pursuant to the Internal Revenue Code of 1986, as amended (the "Proposed Regulations") with regard to an employer's obligation to provide for a continuation of health insurance and other benefits of an employee of Seller relating to the Business, whether or not employed by Vanstar or Buyer following termination of employment.

          10. Certain Employment Arrangements. Vanstar and Buyer shall have determined, in their sole discretion, that the employment of Mr. Peter Jackson, currently, the Co-President of Dataflex, with Vanstar and Buyer following the Closing will be on terms and conditions satisfactory to Vanstar and Buyer.

          11. Accounting Matters. Vanstar and Buyer shall have received such reasonable assurances as they shall have deemed appropriate, including such assurances from Buyers' Accountants, to the effect that (i) the accounting practices, policies and procedures utilized by Sellers' Accountants in preparing the Business Financial Statements fairly present the financial condition of and results of operations for the Business for the periods indicated; (ii) Sellers have not breached the representations and warranties contained in Section 3.1.7(u); and
(iii) except as set forth on Schedule 5.2.11, the Business Financial Statements do not differ materially from the unaudited financial statements of the Business previously furnished by Sellers to Vanstar and Buyer in connection with the negotiation and preparation of this Agreement.

     C. Conditions to Obligations of Sellers. The obligation of Sellers to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by Sellers in their sole discretion), on or prior to the Closing Date, of the following additional conditions, which Vanstar and Buyer agree to use reasonable good faith efforts to cause to be fulfilled.

          1. Representations, Performance, etc. The representations and warranties of Vanstar and Buyer contained in this Agreement and the Collateral Agreements (i) shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof and (ii) shall be repeated and shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on and as of the Closing Date with the same effect as though made at and as of such time. Each of Vanstar and Buyer has duly performed and complied in all material respects with all agreements and conditions required by this Agreement and the Collateral Agreements to be performed or complied with by it prior to or on the Closing Date. Each of Vanstar and Buyer shall have delivered to Sellers a certificate, dated the Closing Date and signed by its duly authorized officer, to the foregoing effect.

          2. Assumption Agreement. Sellers shall have received from Buyer the Assumption Agreement in the form attached hereto as Exhibit B.

          3. Opinion of Counsel. Sellers shall have received an opinion, addressed to them and dated the Closing Date, of Arter & Hadden, counsel for Vanstar and Buyer, in form and substance reasonably satisfactory to Sellers.

          4.     Corporate Proceedings.  All corporate
proceedings of Vanstar and Buyer in connection with this Agreement and the Collateral Agreements and the transactions contemplated hereby and thereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to Sellers, and their counsel, and Sellers and their counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

          5. Consents and Approvals. Sellers shall have obtained all Governmental Approvals necessary to consummate the transactions contemplated hereby.

          6. Collateral Agreements. Vanstar and Buyer shall have entered into each of the Collateral Agreements to which it is a party.


ARTICLE III.     EMPLOYEES AND EMPLOYEE BENEFIT PLANS

     A.     Employment of Sellers' Employees.

               a. Sellers will use all reasonable efforts to cause the employees employed in the Business to make available their employment services to Buyer. Notwithstanding the foregoing, however, neither Vanstar, Buyer nor any of their Affiliates shall have any obligation to hire or otherwise retain the services of any such employee. As to any such employee offered employment by Buyer (including any Transition Employee who becomes a Transferred Employee), for a period of two years from the Closing Date, neither Seller will and neither Seller will permit any of its Affiliates to, solicit, offer to employ or retain the services of or otherwise interfere with the relationship of Vanstar, Buyer or any of their Affiliates with any former employee of either Seller employed by or otherwise engaged to perform services for Vanstar, Buyer or any of their Affiliates.

               b. Contemporaneously with the Closing, Buyer shall offer employment to those employees selected by Buyer, in its sole discretion, who are employed by either Seller in the Business, at wage or salary levels, as applicable, and with employee benefits that are competitive with its similarly situated employees. Those employees who accept such offers of employment effective as of the Closing Date shall be referred to herein as the "Transferred Employees". Notwithstanding the provisions hereof, except as specifically provided in this
Section 6.1(b), such Transferred Employees shall be considered "new hires" and Buyer shall not assume any liability of either Seller in respect of the Transferred Employees or any other Person, including any liability for accrued but unpaid salaries, wages, vacation or sick pay or incentive compensation and Sellers shall remain liable therefor and shall also remain responsible for payment of any and all retention, change in control or other similar compensation or benefits which are or may become payable in connection with the consummation of the transactions contemplated by this Agreement or the Collateral Agreements. Subject to Buyer receiving satisfactory verification of amounts due from each employee in question, Buyer shall assume Sellers' obligations with respect to accrued vacation pay and accrued but unpaid salaries, wages and commissions incurred in the ordinary course and set forth on the Determination Date Balance Sheet in respect of Transferred Employees, but only to the extent described in the Cut-off Date Balance Sheet (or incurred in the ordinary course thereafter) and included among the Assumed Liabilities. Notwithstanding the foregoing provisions, as a matter of convenience or otherwise, it is anticipated that Sellers may pay all or part of the vacation pay and other obligations with respect to the Transferred Employees assumed by Vanstar and Buyer hereunder and, in such event, all such amounts so paid by Sellers shall not be included as liabilities in the Net Worth Report, except to the extent of any cash reimbursement thereby is made by Vanstar or Buyer.

               c. On or prior to the Closing Date, Buyer shall designate, in its discretion, those employees employed by either Seller in the Business whose services Buyer desires such Seller to make available to Buyer to assist Buyer during a specified period for each such employee determined by Buyer, in its discretion, which period shall be not more than ninety (90) days following the Closing Date (each employee so designated by Buyer shall be referred to herein as a "Transition Employee" and such employment period, determined with reference to each such employee, being referred to herein as the "Transition Period"). Sellers shall use all reasonable efforts to retain the services of each Transition Employee and to cause each Transition Employee to make available his or her employment services to Buyer.
During the Transition Period such Transition Employees shall remain employees of the applicable Seller, and Buyer shall continue all Employee Benefit Plans, employee benefits and policies of insurance (including workers compensation and
liability) relating to such Transition Employees.   Vanstar or
Buyer shall pay to Sellers within ten (10) business days following each payment of salary to the Transition Employees, an amount equal to each such Employee's salary, plus 24% together with an amount equal to any Stay Bonuses that have been paid during such period pursuant to Section 6.1(e) hereof. At any time during the Transition Period with respect to a Transition Employee, Buyer shall have the right, but not the obligation, to make an offer of employment, in its sole discretion, to such Transition Employee, at wage or salary levels, and with employee benefits competitive with those being offered by Buyer to its other similarly situated employees. Those Transition Employees who accept such offers of employment shall thereupon be considered "Transferred Employees."

               d. Neither Vanstar, Buyer nor any of their Affiliates shall have any liability under or pursuant to ERISA, or otherwise, with respect to any employee of Sellers or any of their Affiliates or with respect to any Employee Benefit Plan or any claim thereof or related thereto. Except as specifically provided in Section 6.1(b) with regard to vacation pay applicable to Transferred Employees, from and after the Closing, Sellers shall remain solely responsible for any and all liabilities, claims and obligations in respect of the Transition Employees, Transferred Employees and their beneficiaries and dependents, relating to or arising in connection with or as a result of (i) the employment or the actual or constructive termination of employment of any such employee by either Seller or any of their Affiliates (including, without limitation, in connection with the consummation of the transactions contemplated by this Agreement or the Collateral Agreements), (ii) the participation in or accrual of benefits or compensation under, or the failure to participate in or to accrue compensation or benefits under, any Employee Benefit Plan or other employee or retiree benefit or compensation plan, program, practice, policy, agreement or arrangement of either Seller or any of their Affiliates, and
(iii) accrued but unpaid salaries, wages, bonuses, incentive compensation, vacation or sick pay or other compensation or payroll items (including, without limitation, deferred compensation).

               e. Not later than the Closing Date, Sellers shall offer each Transition Employee a bonus (the "Stay Bonus") payable upon the first to occur of the (i) end of the Transition Period, if such Transition Employee shall then be employed by Sellers, and (ii) the date that such Transition Employee shall accept employment with Vanstar or Buyer, equal to twenty-five percent (25%) of the gross wages or salary actually received by such Transition Employee during the Transition Period; provided, however, that the Stay Bonus shall not be payable in the event of the voluntary termination of a Transition Employee without the consent of Vanstar and Buyer. Vanstar and Buyer shall, promptly upon invoice therefore, reimburse Sellers for any Stay Bonuses actually paid.

     B.     Welfare and Benefit Plans.

          a. From and after the Closing Date, Sellers shall remain solely responsible for any and all liabilities, claims and obligations in respect of any employee of Sellers or any of their Affiliates (i) under any Employee Benefit Plan that is an "employee welfare benefit plan" (within the meaning of section 3(1) of ERISA) that provides post-employment benefits of any kind (a "Seller Retiree Welfare Plan") or (ii) otherwise in connection with the provision of, or the failure to provide, post-employment welfare benefits or coverage to or in respect of any such employee.

          b. From and after the Closing Date, Sellers shall remain solely responsible for any and all liabilities, claims and obligations relating to or arising in connection with the requirements of section 4980B of the Code to provide continuation of health care coverage under any Employee Benefit Plan, in respect of (A) employees of Sellers or any of their Affiliates, other than the Transferred Employees and their covered dependents, and (B) to the extent related to a qualifying event occurring on or before the Closing Date, Transferred Employees and their covered dependents.

     C. Workers Compensation. From and after the Closing Date, Sellers shall remain solely responsible for any and all liabilities, claims and obligations to or in respect of any of Sellers' or any of their Affiliates' employee relating to or arising in connection with any and all claims for workers' compensation benefits arising in connection with any occupational injury or disease occurring or existing on or prior to the Closing.

     D. Employment Taxes. Sellers will, and Vanstar and Buyer will (i) treat Buyer as a "successor employer" and Sellers as "predecessors," within the meaning of sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Transferred Employees who are employed by Buyer for purposes, and only such purposes, of Taxes imposed under the United States Federal Unemployment Tax Act ("FUTA") or the United States Federal Insurance Contributions Act ("FICA") and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each such Transferred Employee for the calendar year within which the Closing Date occurs.


ARTICLE IV.     TERMINATION

     A. Termination. This Agreement may be terminated at any time prior to the Closing Date:

          a.     by the written agreement of the parties hereto;

          b. by either Sellers or Vanstar and Buyer by written notice to the other parties if the transactions contemplated hereby shall not have been consummated pursuant hereto by 5:00 p.m. local Dallas, Texas time on June 30, 1996, unless such date shall be extended by the mutual written consent of Sellers, Vanstar and Buyer;

          c. by Vanstar and Buyer by written notice to Sellers if (i) the representations and warranties of either Seller shall not have been true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date when made or (ii) if any of the conditions set forth in Section 5.1 or 5.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. local Dallas, Texas time on June 30, 1996, unless such failure shall be due to the failure of Vanstar or Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

          d. by Sellers by written notice to Vanstar and Buyer if (i) the representations and warranties of Vanstar or Buyer shall not have been true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date when made or (ii) if any of the conditions set forth in Section 5.1 or 5.3 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. local Dallas, Texas time on June 30, 1996, unless such failure shall be due to the failure of either Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

     B. Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of
Section 7.1, this Agreement shall become void and have no effect, without any liability to any Person in respect here of or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates, except as specified in Section 10.1 and except for any liability resulting from such party's breach of this Agreement.


ARTICLE V.     NON-COMPETITION AND DELIVERY OF FINANCIAL
STATEMENTS

     A.     Non-Competition.

          a. Except as provided in Section 8.1(b) below, during the period commencing with the Closing and continuing thereafter for a period of two (2) years, Dataflex and DSC agree that they will not and will not permit any of their Affiliates to, directly or indirectly, own, manage, operate, control, participate in the ownership, management or control of, or be connected with or have any interest in, as a stockholder, agent, partner or otherwise, any business which provides goods, products or services within the Business Territory competitive with those currently provided by the Business; provided, however, that nothing contained herein shall prohibit Sellers from engaging in or participating in the Onyx Business or prohibit Sellers or any of their Affiliates from owning less than 5% of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market. Sellers recognize and acknowledge that irreparable damage will result to Vanstar and Buyer in the event of a breach of by Sellers or any of their Affiliates of the provisions of this Section 8.1 and, accordingly, in the event of such a breach, Buyer shall be entitled, in addition to any other legal or equitable damages and remedies to which it may be entitled or which may be available, to an injunction to restrain the violation thereof. If any provision of this Section 8.1 shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable because of the scope, duration or area of its applicability, the court making such determination shall have the power to modify such scope, duration or area, or all of them and such provision shall then be applicable in such modified form.

          b. From and after the Closing, notwithstanding the provisions of Section 8.1(a) to the contrary, Sellers shall be entitled to continue to fulfill their obligations under the written agreements with the "National Account" customers (the "National Accounts") described on Schedule 8.1(b) to the extent relating to written agreements with customers existing as of the date hereof and only if such participation is incidental to Sellers' respective business operations outside of the Business Territory; provided, however, that in fulfilling its obligations or participating in such business or benefits, Sellers shall not establish new business locations within the Business Territory, permit any employees or sales representatives of either of the Sellers or any of their Affiliates to actively solicit any business from such National Accounts within the Business Territory, or outside the Business Territory for the purpose of servicing orders within the Business Territory, it being understood and agreed that the sale of products to or the engagement in other transactions with the National Accounts in the business Territory is intended to be incidental to and necessary for Dataflex or DSC and/or their Affiliates to sell products to or otherwise engage in business transactions with the National Accounts outside of the Business Territory; and provided further, that none of the agreements set forth on Schedule 8.1(b) shall be materially modified or amended if the result is to add any new customer with locations in the Business Territory.

     B. Delivery of Audited Financial Statements. Promptly following the Closing, Sellers shall cause to be delivered to Vanstar and Buyer the Annual Financial Statements relating to the Business, together with such consents to the filing thereof by Buyer under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (collectively the "Securities Acts"). If Dataflex would not, after giving effect to the consummation of the transactions contemplated in this Agreement, or otherwise, be required to prepare such Annual Financial Statements but for the requirement set forth in this
Section 8.2, the direct out-of-pocket costs associated with the preparation thereof shall be borne by Vanstar. If from time to time after the delivery of such Annual Financial Statements, Vanstar shall require auditors consents to the inclusion or the incorporation by reference of the Annual Financial Statements in any filing under the Securities Acts, or either of them, Sellers shall use their respective best efforts to cause the delivery thereof promptly upon request.


ARTICLE VI.     INDEMNIFICATION

     A.     Indemnification By Sellers.     Each Seller covenants
and agrees to defend, indemnify and hold harmless Vanstar and Buyer and their respective officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "Buyer Indemnitees") from and against, and pay or reimburse Buyer Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims, including out-of pocket expenses and reasonable attorneys' and accountants' fees) incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, "Losses"), resulting from or arising out of:

               (1)     any inaccuracy of any representation or
warranty made by either Seller herein or in any Collateral
Agreement or in connection herewith or therewith;

               (2) the Inventory Difference, AR Adjustment Amount, the VR Adjustment Amount or any other adjustment to the purchase price contemplated in Section 2.2 or 2.5, including, without limitation, any adjustments required by Section 2.5(d).

               (3)     any failure of either Seller to perform
any covenant or agreement hereunder or under any Collateral
Agreement or to fulfill any other obligation in respect hereof or of any Collateral Agreement;

               (4)     any Excluded Liabilities, including any
Assumed Liabilities to the extent the aggregate of such Assumed
Liabilities exceeds the Maximum Liability;

               (5)     the Excluded Assets;

               (6) any and all Taxes of either Seller and all Affiliates of Sellers including, but not limited to, any and all Taxes arising from or relating to the transactions contemplated in this Agreement and the Collateral Agreements;

               (7) any and all liabilities, obligations or claims in respect of employees or former employees of either Seller or any of their Affiliates, including any and all liabilities, obligations or claims relating to or in respect of the Transition Employees or any actual or alleged misconduct or negligence thereof, except, with respect to Transition Employees and Transferred Employees, to the extent expressly assumed by Buyer pursuant to Article VI;

               (8)     all Environmental Liabilities and Costs
arising out of the Operations of the Business prior to the Closing Date or relating to the Excluded Assets; and

               (9) any product liability claim with respect to any products, goods or services distributed or sold or for which compensation was received prior to the Closing Date;

               (10) any liability or claim by any Person asserted against Vanstar or Buyer by reason of any actual or alleged non-compliance by Sellers, or either of them, with any bulk sales or bulk transfer law of any state, to the extent that such claims or liabilities have not otherwise been assumed by Vanstar or Buyer hereunder.

     B.     Treatment of Sellers.  For the purposes of this
Section 9.2, the rights, duties and obligations of Dataflex and DSC (and their respective successors and assigns) shall be joint and several, and the action of one of them, or notice to or from one of them, shall be the action of, notice to or from and binding upon the other for all purposes. No dissolution, liquidation, winding up or any other action of either Dataflex or DSC shall have the effect of limiting the rights, duties or obligations of Vanstar or Buyer or the Buyer Indemnitees under this Article IX with respect to Dataflex, DSC or the Seller Indemnitees, who, in any such circumstance, shall continue to consist of both Dataflex and DSC (and their respective successors and assigns.)

     C. Indemnification By Vanstar and Buyer. Vanstar and Buyer each covenant and agree to defend, indemnify and hold harmless Sellers and their officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "Seller Indemnitees") from and against any and all Losses resulting from or arising out of:

               (1)     any inaccuracy in any representation or
warranty by Vanstar or Buyer made or contained in this Agreement or any Collateral Agreement; or

               (2) any failure of Vanstar or Buyer to perform any covenant or agreement made or contained in this Agreement or any Collateral Agreement or to fulfill any other obligation in respect thereof;

               (3)     the Assumed Liabilities;

               (4)     except to the extent provided for in
Section 6.5 or this Section 9.3, the operation of the Business by Buyer or Buyer's ownership, operation or use of the Assets following the Closing Date; and

               (5)     any actual or alleged act or failure to
act by any Transition Employee occurring after the Closing and while such Transition Employee is employed by Sellers, or either of them, at the request of Vanstar or Buyer pursuant to
Section 6.1(c);

     except, in the case of clause (iv) or (v) to the extent such Losses result from or arise out of the Excluded Liabilities or are attributable to acts or circumstances occurring prior to the Closing Date or constitute Losses for which Seller is required to indemnify Buyer Indemnitees under Article IX.

     D. Adjustments to Indemnification Payments. Any payment made by either Seller to Buyer Indemnitees, on the one hand, or by Vanstar or Buyer to Seller Indemnitees, on the other hand, pursuant to this Article IX in respect of any claim shall be net of any insurance proceeds realized by and paid to the Indemnified Party in respect of such claim. The Indemnified Party shall use its reasonable efforts to make insurance claims relating to any claim for which it is seeking indemnification pursuant to this
Article IX; provided that the Indemnified Party shall not be obligated to make such an insurance claim if the Indemnified Party in its reasonable judgment believes that the cost of pursuing such an insurance claim together with any corresponding increase in insurance premiums or other chargebacks to the Indemnified Party, as the case may be, would exceed the value of the claim for which the Indemnified Party is seeking indemnification.

     E. Indemnification Procedures. In the case of any claim entitling a party hereto to indemnification (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom; provided that (1) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification thereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's Tax liability or the ability of the Indemnified Party to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Section 9.5 and the records of each shall be available to the other with respect to such defense.

     F. Time Limitation. All claims for indemnification under clause (i) of the first sentence of Section 9.1 or clause
(i) of the first sentence of Section 9.3 must be asserted within 30 days of the termination of the respective survival periods set forth in Section 9.7.

     G. Survival of Representations and Warranties, etc. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, but only to the extent specified below:

          a. except as set forth in clauses (b) and (c) below, the representations and warranties contained in Section
3.1 and Section 3.2 shall survive for a period of 3 years following the Closing Date.

          b. the representations and warranties contained in Sections 3.1.1, 3.1.2, 3.1.3, 3.1.11, 3.1.13, 3.1.22, 3.2.1 and
3.2.2 shall survive without limitation; and

          c. the representations and warranties of Seller contained in Section 3.1.6 shall survive as to any Tax covered by such representations and warranties for so long as any statute of limitations for such Tax remains open, in whole or in part, including without limitation, by reason of waiver of such statute of limitations.


ARTICLE VII.     MISCELLANEOUS

     A. Expenses. Except as provided in Section 8.2, each Seller, on the one hand, and Vanstar and Buyer, on the other hand, shall bear their respective expenses, costs and fees (including attorneys', auditors' and financing commitment fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith (the "Transaction Expenses"), whether or not the transactions contemplated hereby shall be consummated.

     B. Severability. If any provision of this Agreement, including any phrase, sentence, clause, section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     C. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally or (b) sent by reputable next-day or overnight mail or delivery, proof of delivery requested.

          (1)     if to Vanstar or Buyer,

                    Vanstar Corporation
                    5964 W. Las Positas Blvd.
                    Pleasanton, CA 94566-9012
                    Attention:  General Counsel

               with a copy to:

                    Stanley R. Huller, Esq.
                    Arter & Hadden
                    1717 Main Street, Suite 4100
                    Dallas, Texas  75201

          (2)     if to Sellers,

                    Dataflex Corporation
                    Dataflex Southwest Corporation
                    3920 Park Avenue
                    Edison, New Jersey 08820
                    Attention:  Chairman

               with a copy to:

                    Greenbaum, Rowe, Smith, Ravin, Davis & Himmel
                    Metro Corporate Campus One
                    P. O. Box 5600
                    Woodbridge, NJ 07095
                    Attention:  W. Raymond Felton, Esq.


or, in each case, at such other address as may be specified in writing to the other parties hereto.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day of such delivery, or (x) if by next-day or overnight mail or delivery, on the day after delivery.

     D. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

     E. Entire Agreement. This Agreement (including the Schedules hereto) and the Collateral Agreements (when executed and delivered) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     F. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     G. Governing Law, etc. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the conflict of laws rules thereof.

     H. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

     I. Assignment. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto. In the event of any merger, consolidation, liquidation, dissolution or winding up of or similar transaction involving either Dataflex or DSC, Dataflex and DSC shall cause any Person who shall be a successor to or assignee of the property of Dataflex or DSC, as the case may be, or the recipient of any distribution by Dataflex or DSC in respect of its equity securities to assume the obligations of Sellers hereunder, without restriction, and shall deliver notice of such transaction and assumption to Vanstar and Buyer not less than thirty (30) days prior to the consummation thereof.

     J.     No Third Party Beneficiaries.  Except as provided in
Article IX with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement shall confer any rights upon any Person or entity other than the parties hereto and their respective, successors and permitted assigns. Without limiting the generality of the foregoing, no provision of this Agreement or any Collateral Agreement shall constitute an offer, guaranty or contract of employment.

     K. Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed-by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of Sellers shall not be affected or deemed waived by reason of any investigation made by or on behalf of Vanstar or Buyer (including but not limited to, by any of its advisors, consultants or representatives) or by reason of the fact that Vanstar or Buyer or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              VANSTAR CORPORATION


                              By:
                              Name:
                              Title:


                              VST WEST, INC.


                              By:
                              Name:
                              Title:



                              DATAFLEX CORPORATION


                              By:
                              Name:
                              Title:


                              DATAFLEX SOUTHWEST CORPORATION


                              By:
                              Name:
                              Title:

37715.5H